UNITES STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-12

                    FINLAY ENTERPRISES, INC.

(Name of Registrant as Specified In Its Charter)

                                                       N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FINLAY ENTERPRISES, INC.

529 Fifth Avenue
New York, New York 10017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 20, 2006

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Finlay Enterprises, Inc. (the ‘‘Company’’) will be held on June 20, 2006 at 9:30 a.m. (local time) at the Cornell Club, 6 East 44th Street, New York, New York, for the following purposes:

1.    To elect three members to the Board of Directors to serve until the expiration of their respective terms of office and until their successors are duly elected and qualified;

2.    To consider and vote upon a proposal to amend the Company’s 1997 Long Term Incentive Plan to increase by 275,000 the number of shares of the Company’s Common Stock available for issuance thereunder; and

3.    To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed May 5, 2006 as the record date for the determination of the stockholders entitled to notice of and to vote at such meeting or any adjournment thereof, and only stockholders of record at the close of business on that date are entitled to notice of and to vote at such meeting.

A COPY OF THE COMPANY’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED JANUARY 28, 2006 IS ENCLOSED HEREWITH.

You are cordially invited to attend the meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy and return it promptly. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account, and each such proxy must be completed and returned if you wish to vote all of your shares eligible to be voted at the meeting.

By Order of the Board of Directors.
Bonni G. Davis Vice President, Secretary and General Counsel

Dated:    May 19, 2006

YOUR VOTE IS IMPORTANT.

THE ATTACHED PROXY STATEMENT SHOULD BE READ CAREFULLY. STOCKHOLDERS ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY GIVING WRITTEN NOTICE TO THE COMPANY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

FINLAY ENTERPRISES, INC.
529 Fifth Avenue
New York, New York 10017

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors of Finlay Enterprises, Inc. (the ‘‘Company’’) pursuant to this proxy statement (to be mailed on or about May 19, 2006) for use at the Annual Meeting of Stockholders (the ‘‘Annual Meeting’’) to be held at the time and place shown in the attached Notice of Annual Meeting. Shares represented by properly executed proxies, if returned in time, will be voted at the Annual Meeting as specified or, if not otherwise specified, in favor of the election as directors of the nominees named herein and in favor of the amendment to the Company’s 1997 Long Term Incentive Plan, as amended (the ‘‘1997 Plan’’). Such proxies are revocable at any time before they are exercised by written notice to the Secretary of the Company or by your requesting the return of the proxy at the Annual Meeting. Any later dated proxies will revoke proxies submitted earlier.

 RECORD DATE

The record date for the determination of holders of common stock, par value $.01 per share, of the Company (‘‘Common Stock’’) who are entitled to notice of and to vote at the Annual Meeting is May 5, 2006 (the ‘‘Record Date’’).

 VOTING SECURITIES

As of the Record Date, 9,097,702 shares of Common Stock of the Company were outstanding. Holders of record of Common Stock as of such date will be entitled to one vote for each share held. A majority of all shares of Common Stock outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker non-votes are considered present for purposes of determining whether the quorum requirement is met. A broker non-vote occurs when a nominee holds shares for a beneficial owner but cannot vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner as to how to vote the shares.

With respect to the matters to come before the stockholders at the Annual Meeting, (i) the election of directors (Proposal No. 1) shall be determined by a plurality of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, and (ii) the proposal to amend the 1997 Plan (Proposal No. 2) shall be determined by the affirmative vote of a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. With respect to Proposal No. 1, only shares that are voted in favor of a particular nominee will be counted towards such nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee, shares present by proxy where the stockholder properly withholds authority to vote for such nominee, and broker non-votes will not be counted towards such nominee’s achievement of a plurality. With respect to Proposal No. 2, if the stockholder abstains from voting or directs his proxy to abstain from voting, the shares are considered present at the Annual Meeting for such matter, but since they are not affirmative votes for the matter, will have the same effect as votes against the matter. With respect to failures to vote and broker non-votes in such matter, the shares are not considered present at the Annual Meeting for such matter and they are, therefore, not considered as votes cast and are not counted in respect of such matter.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company as of the Record Date by (i) each person who, to the knowledge of the Company, was the beneficial owner of more than 5% of the outstanding Common Stock of the Company, (ii) each of the Company’s directors and nominees for director, (iii) the Company’s Chief Executive Officer and each of the five other most highly compensated executive officers of the Company or Finlay Fine Jewelry Corporation, a wholly-owned subsidiary of the Company (‘‘Finlay Jewelry’’ and together with the Company, ‘‘Finlay’’), listed in the Summary Compensation Table and (iv) all directors and executive officers as a group. The Company owns all of the issued and outstanding capital stock of Finlay Jewelry.

	Shares of Common Stock Beneficially Owned (1)
Name	Number of Shares	Percentage of Class
Wells Fargo & Company(2)	1,359,880	15.0%
Prides Capital Partners, L.L.C.(3)	1,054,190	11.6%
FMR Corp.(4)	988,722	10.9%
Dimensional Fund Advisors LLC(5)	737,188	8.1%
Arthur E. Reiner(1)(6)	695,089	7.3%
Barclays Global Investors, N.A.(7)	464,656	5.1%
David B. Cornstein(1)	403,200	4.4%
Leslie A. Philip(1)(8)	141,833	1.5%
Joseph M. Melvin(1)(9)	133,656	1.4%
Edward J. Stein(1)(10)	81,068	*
Norman S. Matthews(1) (11)	61,371	*
Bruce E. Zurlnick(1)(12)	49,724	*
Michael Goldstein(1)(13)	40,796	*
Joyce Manning Magrini(1)(14)	22,546	*
Rohit M. Desai (1)(15)	15,707	*
Thomas M. Murnane(1) (16)	14,555	*
Richard E. Kroon(1) (17)	8,707	*
John D. Kerin(1)(18)	7,387	*
Ellen R. Levine (1)(19)	5,755	*
All directors and executive officers as a group (14 persons)(20)	1,681,394	16.7%

*Less than one percent.

(1)	Based on 9,097,702 shares outstanding on the Record Date. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date upon the exercise of options, vesting of restricted stock awards and vesting of matching RSUs. Each beneficial owner’s percentage ownership is determined by assuming that options, restricted stock and matching RSUs that are held by such person and which are exercisable or become vested within 60 days of the Record Date have been exercised or have become vested. Except as noted below, each beneficial owner has sole voting power and sole investment power, subject (in the case of the Company’s directors and executive officers) to the terms of the Amended and Restated Stockholders’ Agreement dated as of March 6, 1995, as amended (the ‘‘Stockholders’ Agreement’’), by and among the Company and certain securityholders of the Company. See ‘‘Certain Transactions — Stockholders’ Agreement’’. The address for the beneficial owners named in the table, unless specified otherwise in a subsequent footnote, is c/o the Company, 529 Fifth Avenue, New York, New York 10017.

(2)	According to Amendment No. 3 dated February 1, 2006, to a Schedule 13G dated January 23, 2004, as amended, filed with the Securities and Exchange Commission (the ‘‘Commission’’) by Wells Fargo & Company and Wells Capital Management Incorporated, Wells Fargo & Company has sole power to vote 1,238,025 shares and sole power to dispose of 1,333,880 shares and Wells Capital Management Incorporated has sole power to vote 1,212,025 shares and sole power to dispose of 1,298,880 shares. The address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, California 94104 and the address for Wells Capital Management Incorporated is 525 Market Street, 10th Floor, San Francisco, California 94104.

(3)	According to a Form 3 filed with the Commission on March 30, 2006 and a Form 4 filed with the Commission on April 21, 2006, these shares represent shares reported as beneficially owned by Prides Capital Partners, L.L.C., which has sole voting and investment power over these shares. Prides Capital Partners, L.L.C. is the general partner of Prides Capital Fund L.P., which directly owns the shares of common stock set forth in the table. Additionally, as the controlling shareholders of Prides Capital Partners, L.L.C., Kevin A. Richardson, II, Henry J. Lawlor, Jr., Murray A. Indick, Charles E. McCarthy and Christian Puscasiu, may also be deemed to beneficially own these shares. The address for Prides Capital Partners, L.L.C., Kevin A. Richardson, II, Henry J. Lawlor, Jr., Murray A. Indick, Charles E. McCarthy, and Christian Puscasiu is 200 High Street, Ste. 700, Boston, Massachusetts 02110.

(4)	These shares represent shares reported as beneficially owned by FMR Corp. in a joint filing on Amendment No. 6, dated February 14, 2006, to a Schedule 13G dated February 1, 1999, as amended, filed with the Commission by FMR Corp., Edward C. Johnson 3d, Fidelity Management & Research Company (‘‘Fidelity’’) and Fidelity Low Priced Stock Fund (the ‘‘Fund’’). According to said Schedule 13G Amendment, members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. The Schedule 13G Amendment further states that Fidelity, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, is the beneficial owner of the 988,722 shares which are the subject of the Schedule 13G Amendment as a result of its acting as investment adviser to the Fund, an investment company which owns all of such 988,722 shares. Mr. Johnson 3d, FMR Corp., through its control of Fidelity, and the Fund each has sole power to dispose of the 988,722 shares owned by the Fund. Neither FMR Corp. nor Mr. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fund, which power resides with the Fund’s Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fund’s Board of Trustees. The address for FMR Corp., Fidelity and the Fund is 82 Devonshire Street, Boston, Massachusetts 02109.

(5)	According to Amendment No. 1 dated February 6, 2006, to a Schedule 13G dated February 9, 2005, as amended, filed with the Commission by Dimensional Fund Advisors Inc. (‘‘Dimensional’’), Dimensional may be deemed to beneficially own, have sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of the 737,188 shares. Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the investment companies, trusts and accounts are the ‘‘Funds’’). In its role as investment advisor or manager, Dimensional may be deemed to be a beneficial owner of the 737,188 shares and to possess sole investment and/or sole voting power over the 737,188 shares owned directly by the Funds. The address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(6)	Includes options to acquire an aggregate of 440,000 shares of Common Stock having exercise prices ranging from $7.05 to $14.00 per share. Also includes 25,000 shares of restricted stock and 30,852 participant restricted stock units, or RSUs (as herein defined), and excludes 30,852 matching RSUs, which are not yet vested. Also includes 54,437 shares of restricted stock which were issued in February 2006 and are subject to vesting.

(7)	Information regarding share ownership was obtained from the Schedule 13G jointly filed on January 26, 2006 by Barclays Global Investors, NA., Barclays Global Fund Advisors, Barclays Global Investors, Ltd. and Barclays Global Investors Japan Trust and Banking Company Limited. Barclays Global Investors, NA. has sole voting power with respect to 449,726 of the shares shown above and sole dispositive power with respect to 464,656 of the shares shown. The address for Barclays Global Investors, NA. is 45 Fremont Street, San Francisco, CA 94105.

(8)	Includes options to acquire an aggregate of 126,667 shares of Common Stock having exercise prices ranging from $7.05 to $23.1875 per share. Also includes 11,856 participant RSUs and excludes 11,856 matching RSUs, which are not yet vested. Excludes 5,000 shares of restricted stock awarded in October 2003, which shares are to be received by Ms. Philip upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances) if then employed by the Company. Also excludes 7,200 shares of restricted stock awarded in April 2005, which shares are to be received by Ms. Philip upon completion of vesting in April 2008 (or an earlier vesting date under certain circumstances) if then employed by the Company.

(9)	Includes options to acquire an aggregate of 118,000 shares of Common Stock having exercise prices ranging from $7.05 to $24.3125 per share. Also includes 11,346 participant RSUs and excludes 11,346 matching RSUs, which are not yet vested. Excludes 5,000 shares of restricted stock awarded in October 2003, which shares are to be received by Mr. Melvin upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances) if then employed by the Company. Also excludes 7,200 shares of restricted stock awarded in April 2005, which shares are to be received by Mr. Melvin upon completion of vesting in April 2008 (or an earlier vesting date under certain circumstances) if then employed by the Company.

(10)	Includes options to acquire an aggregate of 64,667 shares of Common Stock having exercise prices ranging from $7.05 to $13.4219 per share. Also includes 13,512 participant RSUs and excludes 13,512 matching RSUs, which are not yet vested. Excludes 2,500 shares of restricted stock awarded in October 2003, which shares are to be received by Mr. Stein upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances) if then employed by the Company. Also excludes 3,600 shares of restricted stock awarded in April 2005, which shares are to be received by Mr. Stein upon completion of vesting in April 2008 (or an earlier vesting date under certain circumstances) if then employed by the Company.

(11)	Includes options to acquire an aggregate of 20,000 shares of Common Stock having exercise prices ranging from $9.85 to $12.75 per share. Also includes 9,751 participant and vested matching RSUs and excludes 2,867 matching RSUs, which are not yet vested.

(12)	Includes options to acquire an aggregate of 35,000 shares of Common Stock having exercise prices ranging from $7.05 to $13.5625 per share. Also includes 7,769 participant RSUs and excludes 7,769 matching RSUs, which are not yet vested. Excludes 2,500 shares of restricted stock awarded in October 2003, which shares are to be received by Mr. Zurlnick upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances) if then employed by the Company. Also excludes 3,600 shares of restricted stock awarded in April 2005, which shares are to be received by Mr. Zurlnick upon completion of vesting in April 2008 (or an earlier vesting date under certain circumstances) if then employed by the Company.

(13)	Includes options to acquire an aggregate of 20,000 shares of Common Stock having exercise prices ranging from $9.85 to $13.4375 per share. Also includes 10,796 participant and vested matching RSUs and excludes 3,174 matching RSUs, which are not yet vested.

(14)	Includes options to acquire an aggregate of 12,000 shares of Common Stock having exercise prices ranging from $7.05 to $12.75 per share. Also includes 7,729 participant RSUs and excludes 7,729 matching RSUs, which are not yet vested. Excludes 2,500 shares of restricted stock awarded in October 2003, which shares are to be received by Ms. Magrini upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances) if then employed by the Company. Also excludes 5,000 shares of restricted stock awarded in April 2005, which shares are to be received by Ms. Magrini upon completion of vesting in April 2008 (or an earlier vesting date under certain circumstances) if then employed by the Company.

(15)	Includes options to acquire an aggregate of 5,000 shares of Common Stock having an exercise price of $15.877 per share. Also includes 8,707 participant and vested matching RSUs and excludes 2,561 matching RSUs, which are not yet vested.

(16)	Includes options to acquire an aggregate of 5,000 shares of Common Stock having an exercise price of $12.939 per share. Also includes 9,555 participant and vested matching RSUs and excludes 2,867 matching RSUs, which are not yet vested.

(17)	Includes 8,707 participant and vested matching RSUs and excludes 2,561 matching RSUs, which are not yet vested.

(18)	Includes 7,387 participant and vested matching RSUs and excludes 1,241 matching RSUs, which are not yet vested.

(19)	Includes 5,755 participant and vested matching RSUs and excludes 1,241 matching RSUs, which are not yet vested.

(20)	Includes options to acquire an aggregate of 846,334 shares of Common Stock having exercise prices ranging from $7.05 to $24.3125 per share. Also includes 143,722 participant and vested matching RSUs. Excludes 99,576 matching RSUs, which are not yet vested and 17,500 shares of restricted stock awarded in October 2003, which shares are to be received upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances), if the respective officers are then employed by the Company. Also excludes 26,600 shares of restricted stock awarded in April 2005, which shares are to be received upon completion of vesting in April 2008 (or an earlier vesting date under certain circumstances) if the respective officers are then employed by the Company.

The Company’s fiscal year ends on the Saturday closest to January 31. References herein to 2005, 2004, 2003 and 2002 relate to the fiscal years ended on January 28, 2006, January 29, 2005, January 31, 2004 and February 1, 2003, respectively.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Commission and to furnish the Company with copies of such reports. Based solely on its review of the copies of such forms furnished to the Company, the Company believes that during fiscal 2005 all of the reporting persons complied with their Section 16(a) filing obligations.

PROPOSAL NO. 1
Election of Directors

The Restated Certificate of Incorporation of the Company divides the Board of Directors into three classes, with the directors of each class to be elected at every third annual meeting of stockholders. The certificate further provides that the number of directors, which shall constitute the full Board of Directors, may be fixed by the Board of Directors from time to time. The Board of Directors has nominated David B. Cornstein, John D. Kerin and Arthur E. Reiner for the three-year term in the class whose term expires in 2009. The nominees are presently serving as directors of the Company and have expressed their willingness to continue to serve as such. If, for any reason not presently known, any of said nominees is not available for election, the proxies will be voted for substitute nominees, if any. See ‘‘Certain Transactions — Stockholders’ Agreement.’’

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR election as directors for the three-year term in the class whose term expires in 2009 the nominees identified above.

Information Regarding Directors

Information regarding each of the nominees is set forth below:

Name	Principal Occupation	Age	Director Since	Year of Annual Meeting at Which Term Will Expire
David B. Cornstein	Chairman Emeritus of the Company and Principal, Pinnacle Advisors Limited	67	1988	2009
John D. Kerin	Technology Consultant	67	1999	2009
Arthur E. Reiner	Chairman of the Board, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of Finlay Jewelry	65	1995	2009

The following persons will continue to serve as directors after the meeting:

Name	Principal Occupation	Age	Director Since	Year of Annual Meeting at Which Term Will Expire
Norman S. Matthews	Retail Consultant	73	1993	2007
Richard E. Kroon	Retired Chairman, Sprout Group Venture Capital Fund	62	2003	2007
Ellen R. Levine	Editor-in-Chief, Good Housekeeping	62	2004	2007
Rohit M. Desai	Chairman and President of Desai Capital Management Incorporated	67	1993	2008
Michael Goldstein	Chairman of the Toys ‘‘R’’ Us Children’s Fund Inc.	64	1999	2008
Thomas M. Murnane	Business Advisor	59	2002	2008

Directors.    Messrs. Cornstein, Desai and Matthews have each been engaged in the principal occupation identified above for more than the past five years. Mr. Cornstein has been Chairman Emeritus of the Company since his retirement from day-to-day involvement with the Company effective January 31, 1999. Mr. Desai is also a director of SITEL Corporation, Suncom Wireless, Inc. and Independence Community Bank Corp. Mr. Matthews is also a director of The Progressive Corporation and Henry Schein, Inc. Mr. Goldstein has been Chairman of the Toys ‘‘R’’ Us Children’s Fund, Inc. since June 2001. Mr. Goldstein was Chairman of the Board of Toys ‘‘R’’ Us, Inc. from February 1998 to June 2001, Vice Chairman of the Board and Chief Executive Officer from February 1994 to February 1998, and where he served as acting Chief Executive Officer from August 1999 to January 14, 2000. Mr. Goldstein is also a director of United Retail Group Inc., 4Kids Entertainment, Inc., Medco Health Solutions, Inc., Pacific Sunwear of California, Inc. and Martha Stewart Living Omnimedia, Inc. Mr. Kerin has been a consultant to The McGraw-Hill Companies, Inc. since January 2000, and from July 1979 to January 2000, he served in various positions with The McGraw-Hill Companies, Inc., including from January 1988 to September 1990, as President and Chief Executive Officer of Numerex, Inc., a McGraw Hill subsidiary, and from May 1994 to January 2000, as Senior Vice President, Information

Management and Chief Information Officer. Mr. Murnane, a self-employed business advisor since 2002, is a retired partner of PricewaterhouseCoopers, LLP, who served in various capacities during his tenure with that firm since 1980, including Director of the firm’s Retail Strategy Consulting Practice, Director of Overall Strategy Consulting for the East Region of the United States, and Global Director of Marketing and Brand Management for PwC Consulting. Mr. Murnane is also a director of The Pantry, Inc., Pacific Sunwear of California, Inc. and Captaris, Inc. Mr. Kroon retired in July 2001 as Chairman of the Sprout Group Venture Capital Fund (a venture capital affiliate of Credit Suisse First Boston), where he had served as Chairman since April 2000 and where he served as Managing Partner from March 1981 to April 2000. Mr. Kroon is also a director of Cohen & Steers Mutual Funds, and is a past chairman of the National Venture Capital Association. Ms. Levine has been Editor-in-Chief of Good Housekeeping since 1994. Ms. Levine also served as Editor-in-Chief of two other major women’s magazines.

Executive Officers.    Mr. Reiner (Chairman of the Board, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of Finlay Jewelry), Joseph M. Melvin (Executive Vice President and Chief Operating Officer of the Company and President and Chief Operating Officer of Finlay Jewelry), Leslie A. Philip (Executive Vice President and Chief Merchandising Officer of the Company and Finlay Jewelry), Edward J. Stein (Senior Vice President and Director of Stores of Finlay Jewelry), Joyce Manning Magrini (Executive Vice-President — Administration of Finlay Jewelry) and Bruce E. Zurlnick (Senior Vice President, Treasurer and Chief Financial Officer of the Company and Finlay Jewelry) are the executive officers of the Company. Mr. Reiner was elected Chief Executive Officer of the Company in January 1996. Mr. Reiner was named Chairman of the Company effective February 1, 1999 and, from January 1995 to such date, served as Vice Chairman of the Company. Mr. Melvin, age 55, was appointed as Executive Vice President and Chief Operating Officer of the Company and President and Chief Operating Officer of Finlay Jewelry on May 1, 1997. From September 1975 to March 1997, Mr. Melvin served in various positions with The May Department Stores Company (‘‘May Department Stores’’), including, from 1990 to March 1997, as Chairman of the Board and Chief Operating Officer of Filene’s (a division of May Department Stores). Ms. Philip, age 59, has served as Executive Vice President and Chief Merchandising Officer of the Company and Finlay Jewelry since May 1997. From May 1995 to May 1997, Ms. Philip was Executive Vice President — Merchandising and Sales Promotion of Finlay Jewelry. From 1993 to May 1995, Ms. Philip was Senior Vice President — Advertising and Sales Promotion of R.H. Macy & Co., Inc. (‘‘Macy’s’’), and from 1988 to 1993, Ms. Philip was Senior Vice President — Merchandise — Fine Jewelry at Macy’s. Mr. Stein, age 61, has been Senior Vice President and Director of Stores of Finlay Jewelry since July 1995. From December 1988 to June 1995, Mr. Stein was Vice President — Regional Supervisor of Finlay Jewelry, and occupied similar positions with Finlay’s predecessors from 1983 to December 1988. Mr. Stein held various other positions at Finlay from 1965 to 1983. Ms. Magrini, age 50, has been Executive Vice President — Administration of Finlay Jewelry since June 2005. From March 1999 to June 2005, Ms. Magrini was Senior Vice President of Human Resources of Finlay Jewelry and from January 1995 to February 1999, Ms. Magrini was Vice President of Human Resources. Ms. Magrini held various human resources and customer service positions at Macy’s from June 1978 through December 1994. Mr. Zurlnick, age 54, has served as Senior Vice President, Treasurer and Chief Financial Officer of the Company and Finlay Jewelry since January 2000. From June 1990 to December 1999, he was Treasurer of the Company and Vice President and Treasurer of Finlay Jewelry, and from December 1978 through May 1990, he held various finance and accounting positions with Finlay’s predecessors.

Corporate Governance, Board of Directors and Committees of the Board

The Company’s business is managed under the direction of the Board of Directors. The Board is dedicated to having sound corporate governance principles. The Company’s Code of Business Conduct and Ethics is applicable to all employees, officers and directors and is readily accessible at www.finlayenterprises.com, the Company’s website. In addition, in May 2003, the Company adopted procedures to respond to complaints, both internal and external. In accordance therewith, all complaints are regularly brought to the attention of the Company’s Audit Committee.

The Board of Directors has standing Audit, Compensation and Nominating & Corporate Governance Committees. No director who serves on those committees is an officer or employee of the Company or any of its subsidiaries.

The duties and responsibilities of the Audit Committee are described below under the caption ‘‘Report of the Audit Committee.’’ The Audit Committee met five times during fiscal 2005. The current members of the Audit Committee are Mr. Goldstein, its Chairman, and Messrs. Desai, Kerin and Murnane, none of whom are employees of the Company and each of whom is independent under The Nasdaq Stock Market, Inc. (‘‘Nasdaq’’) applicable listing standards applicable to audit committee members. The Company has determined that Mr. Goldstein qualifies as an audit committee financial expert.

The principal functions of the Compensation Committee are to review and approve the compensation of the executive officers of the Company and compensation arrangements for non-employee directors, and to make recommendations to the Board of Directors with respect to the Company’s incentive compensation plans and equity-based plans. The Compensation Committee also administers the Company’s existing Incentive Plans (as defined below), including the Executive Deferred Compensation and Stock Purchase Plan and the Director Deferred Compensation and Stock Purchase Plan approved by stockholders of the Company at the 2003 Annual Meeting. The Compensation Committee met five times during fiscal 2005. The current members of the Compensation Committee are Mr. Matthews, its Chairman, Messrs. Goldstein and Kerin and Ms. Levine, each of whom is independent under the applicable Nasdaq listing standards.

The duties and responsibilities of the Nominating & Corporate Governance Committee are described below under the caption ‘‘Nominations.’’ This Committee provides recommendations to the Board of Directors regarding nominees for director and membership on Board committees, and regarding corporate governance guidelines applicable to the Company. This Committee is also responsible for soliciting comments from Finlay’s directors as to the performance of the Board of Directors. The Nominating & Corporate Governance Committee will consider nominees recommended by stockholders. The Nominating & Corporate Governance Committee met three times during fiscal 2005. The current members of the Nominating & Corporate Governance Committee are Mr. Murnane, its Chairman, Messrs. Desai, Kroon and Matthews, each of whom is independent under the applicable Nasdaq listing standards.

The Board of Directors met four times during fiscal 2005. No director attended fewer than 75% of the total number of meetings of the Board of Directors and all committees thereof which he or she was eligible to attend. The Company strongly encourages all incumbent directors and director nominees to attend each annual meeting of shareholders. All of the incumbent directors and director nominees attended the Company’s last annual meeting of shareholders held on June 16, 2005.

The charter of the Audit Committee is attached as Annex A and may also be accessed, in addition to the Compensation Committee and Nominating & Corporate Governance Committee charters, as well as the Company’s significant corporate governance guidelines, on the Company’s website at www.finlayenterprises.com. In furtherance of the Board’s efforts to improve the Company’s corporate governance, each of these charters is assessed annually.

Report of the Audit Committee

Management is responsible for Finlay’s internal controls and preparing Finlay’s consolidated financial statements. Finlay’s independent registered public accounting firms are responsible for performing independent audits of Finlay’s consolidated financial statements and of its internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (‘‘PCAOB’’). The Audit Committee is responsible for overseeing the conduct of these activities. The Audit Committee does not provide any expert or special assurance as to Finlay’s financial statements concerning compliance with laws, regulations or generally accepted accounting principles. In performing its oversight function, the Audit Committee relies, without independent verification, on the information and the representations made by management and the independent registered public accountants. The Audit Committee has the sole authority to appoint and terminate the engagement of Finlay’s independent auditors, including the approval of non-audit services provided by, and fees paid to, the independent auditors.

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firms, Finlay’s audited financial statements. Management has represented to the Audit Committee that Finlay’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee periodically meets in executive session without Finlay’s management.

The Audit Committee has also discussed with the independent registered public accounting firms, the matters required for discussion pursuant to SAS No. 61, as amended ‘‘Communication with Audit Committees’’ and PCAOB Auditing Standard No. 2, ‘‘An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements’’. The Audit Committee has also received from its independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and has determined that the auditors are independent from Finlay and its management.

Management identified a material weakness in internal control over financial reporting. During the year ended January 28, 2006, an error was made in the classification of the payment of Carlyle & Co. Jewelers and its subsidiaries (‘‘Carlyle’’) debt assumed upon the acquisition as a component of cash flows from operating activities rather than as a component of cash flows from financing activities on the consolidated statements of cash flows. This misclassification had no impact on the increase (decrease) in cash and cash equivalents for the period. This misclassification was corrected and is reflected properly in the consolidated statements of cash flows for the year ended January 28, 2006 in the Annual Report on Form 10-K. The correction of this misstatement will result in the restatement of the consolidated statements of cash flows for each of the thirteen weeks and twenty-six weeks ended July 30, 2005 and thirty-nine weeks ended October 29, 2005 to reflect the repayment of the debt in accordance with SFAS No. 95, ‘‘Statement of Cash Flows’’ as cash used in financing activities rather than operating activities. Finlay anticipates correcting this in its Form 10-Q filings for the second and third quarters of 2006. As a result, Finlay’s controls related to the review, monitoring and analysis of the consolidated statements of cash flows to determine that transactions were appropriately classified in accordance with SFAS No. 95, ‘‘Statement of Cash Flows’’ did not operate effectively.

Finlay has implemented enhancements to its internal control over financial reporting to provide reasonable assurance that errors and control deficiencies in the consolidated statements of cash flows will not recur. These enhancements include improving the review and oversight process relating to the internal controls over the consolidated statements of cash flows. These enhancements began during the preparation of the Annual Report on Form 10-K for the year ended January 28, 2006 and will continue on an ongoing basis in 2006.

Based upon the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 28, 2006, for filing with the Commission.

THE AUDIT COMMITTEE Michael Goldstein, Chairman Rohit M. Desai John D. Kerin Thomas M. Murnane

Principal Accounting Fees and Services

Deloitte & Touche LLP (‘‘Deloitte’’) will audit the Company’s consolidated financial statements for the fiscal year ended February 3, 2007. Deloitte did not audit Finlay Jewelry’s Carlyle subsidiary and its opinion insofar as it relates to those operations, is based solely on the report of the independent registered public accountants of those operations, Cherry, Bekaert and Holland LLP (‘‘CB&H’’). We refer to Deloitte and CB&H collectively as our independent auditors. Representatives of Deloitte are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees.    The aggregate fees billed by Deloitte for professional services rendered for the audit of our annual financial statements and management’s assessment of the effectiveness of internal control over financial reporting for the fiscal years ended January 28, 2006 and January 29, 2005 and the reviews of the financial statements included in our Forms 10-Q for fiscal years 2005 and 2004 totaled $710,000 and $843,200, respectively. Additionally, fiscal 2005 includes fees billed by CB&H totaling $70,000 for professional services rendered for the audit of the financial statements of Carlyle as of and for the 37-week period ended January 28, 2006 and for the reviews of the financial statements included in our Forms 10-Q, as well as the audit of Carlyle’s opening balance sheet.

Audit-Related Fees.    The aggregate fees billed by Deloitte for assurance and related services that are reasonably related to the performance of the audit or review of Finlay’s financial statements for the fiscal years ended January 28, 2006 and January 29, 2005 and that are not disclosed in the paragraph captioned ‘‘Audit Fees’’ above, were $124,000 and $105,000, respectively. In 2005, audit related services were performed by Deloitte in connection with their audit of Finlay’s 401(k) plan, due diligence review related to the acquisition of Carlyle and consulting regarding comment letter responses to the Division of Corporation Finance of the Commission. In 2004, audit related services were performed by Deloitte in connection with their audit of Finlay’s 401(k) plan and work related to the refinancing of the Company’s long-term debt.

Tax Fees.    The aggregate fees billed by Deloitte for professional services rendered for tax compliance, tax advice and tax planning for the fiscal years ended January 28, 2006 and January 29, 2005 were $0 and $25,681, respectively.

The Audit Committee has established pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit and permissible non-audit services provided by the independent auditors in 2005.

Nominations

The Nominating & Corporate Governance Committee (referred to as the ‘‘Committee’’ for purposes of this section) is responsible for making recommendations to the Board of Directors with respect to the qualifications and skills of non-management directors. In addition to considering any requirements imposed by applicable laws, the Commission or Nasdaq, the Committee reviews each candidate’s reputation for integrity and good judgment, business experience, areas of expertise and skills so as to create a strong and effective Board of Directors comprised of individuals with diverse talents, backgrounds and perspectives. The Committee considers recommendations for director nominees from a wide variety of sources. Stockholder recommendations for director nominees that are properly received in accordance with the Company’s By-laws and applicable rules and regulations of the Commission are also considered.

The By-laws of the Company provide that any stockholder who is entitled to vote for the election of directors at a meeting called for such purpose may nominate persons for election to the Board of Directors. Any such nomination must be made in writing and submitted to:

Nominating & Corporate Governance
Committee Chairman
c/o Finlay Enterprises, Inc.
529 Fifth Avenue
New York, New York 10017
Attn: Corporate Secretary

Stockholders may propose candidates at any time, but to be considered by the Committee in connection with the Company’s Annual Meeting of Stockholders (held in June of each year), the nomination must be received on or before January 31 immediately preceding such meeting.

While the nominating stockholder may include any information that the stockholder deems relevant to the Committee’s consideration of a candidate, in the event of a failure to submit all of the following information, the Committee may, in its discretion, summarily reject the proposed candidate:

(1)	The name, address(es) and telephone number(s) of the nominating stockholder;

(2)	Evidence of the number of shares of the Company’s stock held by the nominating stockholder and a statement that the nominating stockholder is entitled to vote at the meeting and intends to appear in person or by proxy thereat to nominate the candidate;

(3)	The candidate’s full name, address(es) and telephone number(s);

(4)	A statement of (a) the candidate’s qualifications and qualities including the nominee’s past business experience and education, (b) whether the candidate has ever been the subject of a criminal investigation, (c) whether the candidate has ever been involved in litigation against the Company, (d) whether the nominee meets the independence requirements set forth by the Commission and NASDAQ, (e) the nominee’s references and (f) all agreements or understandings between the stockholder and the nominee; and

(5)	A written consent signed by the candidate to being named in the proxy statement as a nominee and agreeing to serve as a director if elected.

The Committee will apply the same process for evaluating all nominees, regardless of the source of nomination.

No candidates for director nominations were submitted to the Nominating & Corporate Governance Committee by any stockholder in connection with the 2006 Annual Meeting.

Directors’ Compensation

Directors who are or were full-time employees of either the Company or Finlay Jewelry, receive no additional compensation for serving as members of the Board.

Directors of the Company and Finlay Jewelry (who are not current or former employees) each receive an annual cash retainer of $25,000 and fees of $1,000 for each Board and committee meeting attended in person, and $500 for each committee meeting attended by conference call. Additionally, the Audit Committee chairman receives an aggregate annual fee of $6,000, while the chairmen of the

Compensation and Nominating & Corporate Governance Committees each receive an aggregate annual fee of $3,000.

Each eligible director may elect, under the Company’s Director Deferred Compensation and Stock Purchase Plan, to defer 100% of his or her eligible director fees that would otherwise be paid in cash and receive restricted stock units (i.e., RSUs). The participant RSUs are awarded and credited to the participant’s account quarterly in an amount based on a formula which divides the cash amount deferred by the fair market value of a share of Common Stock on the award date. On each award date, the Company credits the participant’s account with one matching RSU for each participant RSU purchased by the director. The following non-employee directors own RSUs in the amounts set forth below:

	Participant RSUs	Matching RSUs(1)
Rohit M. Desai	5,634	5,634
Norman S. Matthews	6,309	6,309
Michael Goldstein	6,985	6,985
John D. Kerin	4,314	4,314
Richard E. Kroon	5,634	5,634
Ellen R. Levine	3,498	3,498
Thomas M. Murnane	6,211	6,211

(1) The matching RSUs include vested and unvested RSUs.

The number of RSUs owned by each such director includes the following amounts of RSUs acquired during 2005: Mr. Desai: 2,157 participant RSUs and 2,157 matching RSUs; Mr. Matthews: 2,415 participant RSUs and 2,415 matching RSUs; Mr. Goldstein: 2,674 participant RSUs and 2,674 matching RSUs; Mr. Kerin: 2,157 participant RSUs and 2,157 matching RSUs; Mr. Kroon: 2,157 participant RSUs and 2,157 matching RSUs; Mr. Murnane: 2,415 participant RSUs and 2,415 matching RSUs; and Ms. Levine: 2,157 participant RSUs and 2,157 matching RSUs. See ‘‘—Long-Term Incentive Plans’’.

Mr. Reiner has an employment contract with Finlay. See information under the caption ‘‘Employment and Other Agreements and Change of Control Arrangements’’.

Compensation Committee Interlocks and Insider Participation

The Board of Directors of each of the Company and Finlay Jewelry have established a Compensation Committee whose current members are Norman S. Matthews, Michael Goldstein, John D. Kerin and Ellen R. Levine. All decisions with respect to executive compensation and benefit plans involving employees of the Company and Finlay Jewelry are currently made by the Compensation Committee. None of the present members of either Compensation Committee are, or were, at any time, an officer or employee of the Company or any of its subsidiaries and no ‘‘compensation committee interlocks’’ existed during 2005.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information with respect to the compensation in 2005, 2004 and 2003 of Finlay's Chief Executive Officer and each of the five other most highly compensated executive officers of the Company or Finlay Jewelry (collectively, the ‘‘Named Executive Officers’’).

	Annual Compensation				Long Term Compensation
Name and Principal Position	Year	Salary	Bonuses(1)	Other Annual Compensation (2)	Restricted Stock Awards		Number of Securities Underlying Options/SARs	All Other Compensation (3)
Arthur E. Reiner	2005	$1,005,000	$526,263	$32,338	$709,458	(4)	76,031	$58,707	(4)
Chairman, President	2004	1,005,000	478,782	24,124	—		—	44,882	(4)
and Chief Executive	2003	970,000	597,520	16,775	773,500	(4)	50,000	37,596	(4)
Officer of the Company
and Chairman and
Chief Executive Officer
of Finlay Jewelry
Joseph M. Melvin	2005	$452,055	$142,036	$—	$85,536	(5)	7,200	$9,647
Executive Vice President	2004	437,056	215,556	—	96,750	(6)	5,000	9,340
and Chief Operating	2003	422,056	259,986	—	75,700	(7)	5,000	9,340
Officer of the Company
and President and
Chief Operating Officer
of Finlay Jewelry
Leslie A. Philip	2005	$471,690	$148,205	$—	$85,536	(8)	7,200	$9,647
Executive Vice President	2004	456,690	225,240	—	96,750	(9)	5,000	9,340
and Chief Merchandising	2003	441,690	272,081	—	75,700	(10)	5,000	9,340
Officer of the Company
and Finlay Jewelry
Edward J. Stein	2005	$390,056	$122,556	$—	$42,768	(11)	3,600	$9,647
Senior Vice President	2004	380,056	187,444	—	48,375	(12)	2,500	9,340
and Director of Stores	2003	370,056	227,954	—	37,850	(13)	2,500	9,340
of Finlay Jewelry
Joyce Manning Magrini	2005	$319,250	$102,115	$—	$59,400	(14)	5,000	$9,647
Executive Vice President -	2004	290,000	143,028	—	67,725	(15)	3,500	9,340
Administration of Finlay	2003	280,000	172,480	—	37,850	(16)	2,500	9,340
Jewelry
Bruce E. Zurlnick	2005	$310,000	$97,402	$—	$42,768	(17)	3,600	$9,647
Senior Vice President,	2004	295,000	145,494	—	48,375	(18)	2,500	9,340
Treasurer and	2003	285,000	180,834	—	37,850	(19)	2,500	9,340
Chief Financial Officer
of the Company and
Finlay Jewelry

(1)	In April 2006, April 2005 and April 2004, amounts equal to twenty-five percent (25%) of a target bonus amount or the bonuses referred to in the table above for fiscal 2005, fiscal 2004 and fiscal 2003 were deferred and, in accordance with the Executive Plan (as defined herein), RSUs were credited to accounts of the named executive officers. As a result, the Named Executive Officers own RSUs in the amounts set forth below:

	Participant RSUs	Matching RSUs
Arthur E. Reiner	30,852	30,852
Joseph M. Melvin	11,346	11,346
Leslie A. Philip	11,856	11,856
Edward J. Stein	13,512	13,512
Joyce Manning Magrini	7,729	7,729
Bruce E. Zurlnick	7,769	7,769

(2)	Represents tax equalization payments made in connection with life insurance premiums paid by Finlay on behalf of the Named Executive Officers.

(3)	Includes for each Named Executive Officer the sum of the following amounts earned in 2005, 2004 and 2003 for such Named Executive.

		Life Insurance (a)	Retirement Benefits (b)	Medical Benefits (c)
Arthur E. Reiner	2005	$38,038	$6,663	$—
	2004	28,376	6,500	—
	2003	20,176	6,500	—
Joseph M. Melvin	2005	$—	$6,663	$2,984
	2004	—	6,500	2,840
	2003	—	6,500	2,840
Leslie A. Philip	2005	$—	$6,663	$2,984
	2004	—	6,500	2,840
	2003	—	6,500	2,840
Edward J. Stein	2005	$—	$6,663	$2,984
	2004	—	6,500	2,840
	2003	—	6,500	2,840
Joyce Manning Magrini	2005	$—	$6,663	$2,984
	2004	—	6,500	2,840
	2003	—	6,500	2,840
Bruce E. Zurlnick	2005	$—	$6,663	$2,984
	2004	—	6,500	2,840
	2003	—	6,500	2,840

(a)	Insurance premiums paid by us with respect to life insurance for the benefit of the Named Executive Officer.

(b)	The dollar amount of all matching contributions and profit sharing contributions under our 401(k) profit sharing plan allocated to the account of the Named Executive Officer.

(c)	The insurance premiums paid in respect of the Named Executive Officer under the Company’s Executive Medical Benefits Plan.

(4)	Included in the other compensation set forth in Note 2 above, are taxable auto allowances and employer provided travel of $14,006, $10,006 and $10,920 for 2005, 2004 and 2003, respectively. The value of the 50,000 shares of restricted stock of the Company issued to Mr. Reiner in August 2003, is based on the closing price on the date of issuance. At January 28, 2006, Mr. Reiner owned 100,000 shares of restricted stock, having an aggregate market value at such date of $933,000 and 50,000 shares of restricted stock, a portion of which is subject to vesting, having an aggregate market value at such date of $466,500. Included in 2005 are 54,437 shares of restricted stock, which were issued in February 2006 and are subject to vesting. Also included in 2005 are 21,594 shares of incentive stock compensation relating to the Company’s fiscal 2005 financial performance, which were issued to Mr. Reiner on April 26, 2006. To the extent dividends are paid on the Company’s Common Stock generally, dividends would be paid on the restricted stock. See ‘‘—Employment and Other Agreements and Change of Control Arrangements’’.

(5)	The value of the 7,200 shares of restricted stock awarded to Mr. Melvin in April 2005, which shares are to be received by him upon completion of vesting in April 2008 (or an earlier vesting period under certain circumstances) if he is then employed by the Company, is based on the closing price on the date of the award. At January 28, 2006, such shares would have had an aggregate market value of $67,176. To the extent any dividend or other distribution is made in the form of shares of Common Stock, the number of shares to be received shall be adjusted by the Company in such manner as it deems equitable.

(6)	The value of the 5,000 shares of restricted stock awarded to Mr. Melvin in April 2004, which shares were received by him upon completion of vesting in April 2006, is based on the closing price on the date of the award. At January 28, 2006, such shares would have had an aggregate market value of $46,650. To the extent any dividend or other distribution is made in the form of shares of Common Stock, the number of shares to be received shall be adjusted by the Company in such manner as it deems equitable.

(7)	The value of the 5,000 shares of restricted stock awarded to Mr. Melvin in October 2003, which shares are to be received by him upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances), if he is then employed by the Company, is based on the closing price on the date of the award. At January 28, 2006, such shares would have had an aggregate market value of $46,650. To the extent any dividend or other distribution is made in the form of shares of Common Stock, the number of shares to be received shall be adjusted by the Company in such manner as it deems equitable.

(8)	The value of the 7,200 shares of restricted stock awarded to Ms. Philip in April 2005, which shares are to be received by her upon completion of vesting in April 2008 (or an earlier vesting date under certain circumstances), if she is then employed by the Company, is based on the closing price on the date of the award. At January 28, 2006, such shares would have had an aggregate market value of $67,176. To the extent any dividend or other distribution is made in the form of shares of Common Stock, the number of shares to be received shall be adjusted by the Company in such manner as it deems equitable.

(9)	The value of the 5,000 shares of restricted stock awarded to Ms. Philip in April 2004, which shares were received by her upon completion of vesting in April 2006, is based on the closing price on the date of the award. At January 28, 2006, such shares would have had an aggregate market value of $46,650. To the extent any dividend or other distribution is made in the form of shares of Common Stock, the number of shares to be received shall be adjusted by the Company in such manner as it deems equitable.

(10)	The value of the 5,000 shares of restricted stock awarded to Ms. Philip in October 2003, which shares are to be received by her upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances), if she is then employed by the Company, is based on the closing price on the date of the award. At January 28, 2005, such shares would have had an aggregate market value of $46,650. To the extent any dividend or other distribution is made in the form of shares of Common Stock, the number of shares to be received shall be adjusted by the Company in such manner as it deems equitable.

(11)	The value of the 3,600 shares of restricted stock awarded to Mr. Stein in April 2005, which shares are to be received by him upon completion of vesting in April 2008 (or an earlier vesting date under certain circumstances), if he is then employed by the Company, is based on the closing price on the date of the award. At January 28, 2006, such shares would have had an aggregate market value of $33,588. To the extent any dividend or other distribution is made in the form of shares of Common Stock, the number of shares to be received shall be adjusted by the Company in such manner as it deems equitable.

(12)	The value of 2,500 shares of restricted stock awarded to Mr. Stein in April 2004, which shares were received by him upon completion of vesting in April 2006, is based on the closing price on the date of the award. At January 28, 2006, such shares would have had an aggregate market value of $23,325. To the extent any dividend or other distribution is made in the form of shares of Common Stock, the number of shares to be received shall be adjusted by the Company in such manner as it deems equitable.

(13)	The value of the 2,500 shares of restricted stock awarded to Mr. Stein in October 2003, which shares are to be received by him upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances), if he is then employed by the Company, is based on the closing price on the date of the award. At January 28, 2006, such shares would have had an aggregate market value of $23,325. To the extent any dividend or other distribution is made in the form of shares of Common Stock, the number of shares to be received shall be adjusted by the Company in such manner as it deems equitable.

(14)	The value of 5,000 shares of restricted stock awarded to Ms. Magrini in April 2005, which shares are to be received by her upon completion of vesting in April 2008 (or an earlier vesting date under certain circumstances), if she is then employed by the Company, is based on the closing price on the date of the award. At January 28, 2006, such shares would have had an aggregate market value of $46,650. To the extent any dividend or other distribution is made in the form of shares of Common Stock, the number of shares to be received shall be adjusted by the Company in such manner as it deems equitable.

(15)	The value of 3,500 shares of restricted stock awarded to Ms. Magrini in April 2004, which shares were received by her upon completion of vesting in April 2006, is based on the closing price on the date of the award. At January 28, 2006, such shares would have had an aggregate market value of $32,655. To the extent any dividend or other distribution is made in the form of shares of Common Stock, the number of shares to be received shall be adjusted by the Company in such manner as it deems equitable.

(16)	The value of 2,500 shares of restricted stock awarded to Ms. Magrini in October 2003, which shares are to be received by her upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances), if she is then employed by the Company, is based on the closing price on the date of the award. At January 28, 2006, such shares would have had an aggregate market value of $23,325. To the extent any dividend or other distribution is made in the form of shares of Common Stock, the number of shares to be received shall be adjusted by the Company in such manner as it deems equitable.

(17)	The value of 3,600 shares of restricted stock awarded to Mr. Zurlnick in April 2005, which shares are to be received by him upon completion of vesting in April 2008 (or an earlier vesting date under certain circumstances) if he is then employed by the Company, is based on the closing price on the date of the award. At January 28, 2006, such shares would have had an aggregate market value of $33,588. To the extent any dividend or other distribution is made in the form of shares of Common Stock, the number of shares to be received shall be adjusted by the Company in such manner as it deems equitable.

(18)	The value of 2,500 shares of restricted stock awarded to Mr. Zurlnick in April 2004, which shares were received by him upon completion of vesting in April 2006, is based on the closing price on the date of the award. At January 28, 2006, such shares would have had an aggregate market value of $23,325. To the extent any dividend or other distribution is made in the form of shares of Common Stock, the number of shares to be received shall be adjusted by the Company in such manner as it deems equitable.

(19)	The value of the 2,500 shares of restricted stock awarded to Mr. Zurlnick in October 2003, which shares are to be received by him upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances), if he is then employed by the Company, is based on the closing price on the date of the award. At January 28, 2006, such shares would have had an aggregate market value of $23,325. To the extent any dividend or other distribution is made in the form of shares of Common Stock, the number of shares to be received shall be adjusted by the Company in such manner as it deems equitable.

For a discussion of the employment and other arrangements with each of the Named Executive Officers, see ‘‘Employment and Other Agreements and Change of Control Arrangements’’.

Long-Term Incentive Plans

The Company has long-term incentive plans for which it has reserved a total of 2,582,596 shares of Common Stock for issuance in connection with awards of stock and options under such plans. Of this total, 732,596 shares of Common Stock have been reserved for issuance under the Company's Long Term Incentive Plan (the ‘‘1993 Plan’’), of which 511,111 shares have been issued to date in connection with exercises of options granted under the 1993 Plan, 32,500 shares have been issued to date in connection with restricted stock arrangements and 159,219 shares are reserved for issuance upon exercise of currently outstanding options. The remaining 29,766 shares of Common Stock are available for future grants under the 1993 Plan. In 1997, the Company's Board of Directors and stockholders approved the 1997 Plan (the 1997 Plan and together with the 1993 Plan, the ‘‘Incentive Plans’’), which was intended to supplement the 1993 Plan. The 1997 Plan is similar to the 1993 Plan and provides for the grant of the same types of awards as are available under the 1993 Plan. The maximum number of shares of Common Stock available for issuance under the 1997 Plan is 1,850,000. Of this total, 294,494 shares have been issued to date in connection with exercises of options granted under the 1997 Plan, 232,031 shares have been issued to date in connection with restricted stock arrangements, 876 shares have been issued to date in connection with awards under the Executive Plan (as defined below) and 902,215 shares are reserved for issuance upon exercise of currently outstanding options and 414,212 shares are reserved for issuance in connection with purchases and awards under the Executive Plan and the Director Plan (as defined below) and awards of restricted stock. The remaining 6,172 shares of Common Stock are available for future grants under the 1997 Plan.

In April 2003, the Board of Directors adopted the Executive Deferred Compensation and Stock Purchase Plan (the ‘‘Executive Plan’’) and the Director Deferred Compensation and Stock Purchase Plan (the ‘‘Director Plan’’ and collectively with the Executive Plan, the ‘‘RSU Plans’’), which were approved by the Company’s stockholders in June 2003. In addition to giving the Company the ability to make stock-based awards to current or future key executives and directors under the RSU Plans, the Company believes that the RSU Plans create a means to provide deferred compensation to such selected individuals and to raise the level of stock ownership in the Company by such executives and directors thereby strengthening the mutuality of interests between them and the Company’s stockholders. Under the RSU Plans, which are administered by the Compensation Committees of the Company and Finlay Jewelry, designated key executives of Finlay and the non-employee directors are eligible to receive restricted stock units (‘‘RSUs’’). An RSU is a unit of measurement equivalent to one share of common stock, but with none of the attendant rights of a stockholder of a share of common stock. Two types of RSUs are awarded under the RSU Plans: (i) participant RSUs, where a plan participant may elect to defer, in the case of an executive employee, a portion of his or her actual or target bonus, and in the case of a non-employee director, his or her retainer fees and committee chairmanship fees, and receive RSUs in lieu thereof and (ii) matching RSUs, where the Company credits a participant’s plan account with one matching RSU for each participant RSU that a participant elects to purchase. While participant RSUs are fully vested at all times, matching RSUs are subject to vesting and forfeiture as set forth in the RSU Plans, as more fully described below. At the time of distribution under the RSU Plans, RSUs are converted into actual shares of Common Stock of the Company. As of May 5, 2006, 336,274 RSUs were awarded and purchased under the RSU Plans. The shares of Common Stock to be issued under the RSU Plans will be funded solely by the shares of Common Stock already available for issuance under the Incentive Plans.

The Incentive Plans, which are administered by the Compensation Committees of the Company and Finlay Jewelry, permit the Company to grant to key employees, consultants, officers and directors of the Company and its and their subsidiaries, the following: (i) stock options; (ii) stock appreciation rights in tandem with stock options; (iii) limited stock appreciation rights in tandem with stock options; (iv) restricted or nonrestricted stock awards, including purchases and awards under the RSU Plans, subject to such terms and conditions as the Company’s Compensation Committee shall determine; (v) performance units which are based upon attainment of performance goals during a period of not less than two nor more than five years and which may be settled in cash or in Common Stock in the discretion of the Company’s Compensation Committee; or (vi) any combination of the foregoing. The 1997 Plan provides, however, that no participant may be granted, during any fiscal year, options or other awards relating to more than 200,000 shares of Common Stock.

Under the Incentive Plans, the Company may grant stock options which are either ‘‘incentive stock options’’ (‘‘Incentive Options’’) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, (the ‘‘Code’’), or non-incentive stock options (‘‘Non-incentive Options’’). Incentive Options are designed to result in beneficial tax treatment to the optionee, but will not entitle the Company to a tax deduction. Nonincentive Options will not give the optionee the tax benefits of Incentive Options, but generally will entitle the Company to a tax deduction when and to the extent income is recognized by the optionee.

The Incentive Plans provide that the per share exercise price of an option granted thereunder shall be determined by the Company’s Compensation Committee. The exercise price of an Incentive Option may not, however, be less than 100% of the fair market value of the Common Stock on the date the option is granted and the duration of an Incentive Option may not exceed ten years from the date of grant. In addition, an Incentive Option that is granted to an employee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of capital stock of the ‘‘employer corporation’’ (as used in the Code) or any parent or subsidiary thereof shall have a per share exercise price which is at least 110% of the fair market value of the Common Stock on the date the option is granted and the duration of any such option may not exceed five years from the date of grant. Options granted under the Incentive Plans become exercisable at such time or times as the Compensation Committee may determine at the time the option is granted. Options are generally nontransferable and exercisable only by the participant.

The Company’s grants typically contain transfer and certain other restrictions and utilize a variety of vesting schedules. In addition, (i) if an optionee's employment is terminated for cause, such optionee's options will terminate immediately, (ii) if an optionee's employment is terminated due to death, ‘‘disability’’ or ‘‘retirement’’ (each as defined in the Incentive Plans), such optionee's options become fully vested and exercisable for a specific period following termination and (iii) if an optionee's employment is terminated for any other reason, such optionee's options remain exercisable to the extent vested for a specific period following termination.

The Incentive Plans may be amended or terminated by the Board of Directors at any time, but no such termination or amendment may, without the consent of a participant, adversely affect the participant's rights with respect to previously granted awards.

Designated key executives of Finlay are eligible to purchase RSUs under the Executive Plan. Eligibility under the Executive Plan is determined by the Compensation Committees of the Company and Finlay Jewelry, in their sole discretion. Any director of the Company who is not an active employee of the Company or any of its and their subsidiaries who is selected to receive retainer fees by the Compensation Committees of the Company and Finlay Jewelry is eligible to purchase RSUs under the Director Plan.

At the times set forth in the Executive Plan, a participant may elect to defer 25% of his or her annual actual or target bonus that would otherwise be paid in cash to such participant under the Company’s management bonus opportunity plan, and receive RSUs in lieu thereof. Generally, participant RSUs are credited under the Executive Plan to a participant’s account on or about April 25th of each plan year in an amount equal to: (i) 25% of the participant’s actual or target bonus received divided by (ii) the fair market value (as defined in the Executive Plan) of a share of Common Stock on the award date.

At the times set forth in the Director Plan, a participant may elect to defer 100% of his or her eligible director fees (which are annual retainer fees plus any annual fees received by a participant for services as chairperson of any committee of the Board of Directors) that would otherwise be paid to the participant in cash for a fiscal year, and receive RSUs in lieu thereof. Participant RSUs will be credited to a participant’s account on the first business day of each quarter in an amount equal to: (i) 100% of the participant’s eligible director fees divided by (ii) the fair market value (as defined in the Director Plan) of a share of Common Stock on the award date.

On each award date, with respect to each participant RSU that a participant elects to purchase under the RSU Plans, the Company will credit a participant’s account with one matching RSU. At the time of distribution, RSUs are converted into actual shares of Common Stock.

Participant RSUs are fully vested at all times. Matching RSUs under the Executive Plan vest three years after the applicable award date, provided the participant is continuously employed by Finlay Jewelry or a subsidiary from the award date through the applicable vesting date. In the event a participant’s employment is terminated for any reason (other than by Finlay Jewelry without ‘‘cause’’ or as a result of death, ‘‘disability,’’ ‘‘retirement’’ or a ‘‘change in control’’ (as each such term is defined in the Executive Plan)) prior to the applicable vesting date, all unvested matching RSUs will be forfeited. Notwithstanding the foregoing, upon a participant’s death, ‘‘disability’’ or ‘‘change in control,’’ in each case while employed by Finlay Jewelry or a subsidiary, all unvested matching RSUs will become 100% vested. Upon a termination of a participant’s employment by Finlay Jewelry or a subsidiary without ‘‘cause’’ or upon ‘‘retirement’’ (as each such term is defined in the Executive Plan), a participant’s unvested matching RSUs will be subject to pro-rata vesting, based on the number of whole years employed in a particular vesting period, and any remaining unvested matching RSUs will be forfeited. Matching RSUs under the Director Plan will vest on the one year anniversary of the award date, provided the participant continuously serves as a director of the Company from the award date through the applicable vesting date. In the event a participant’s directorship is terminated for any reason (other than death, ‘‘disability,’’ or ‘‘change in control’’ (as each such term is defined in the Director Plan)) all unvested matching RSUs will be forfeited. Upon a participant’s death, ‘‘disability’’ or ‘‘change in control,’’ all unvested matching RSUs will become 100% vested.

For each participant RSU, a participant will receive one share of Common Stock (and cash in lieu of fractional shares) as soon as practicable following the earlier of: (i) a participant’s termination of employment or directorship or (ii) the expiration of the deferral period elected by the participant (i.e., three, five or seven years after an award date, or as extended or terminated early in accordance with the applicable RSU Plans).

For each vested matching RSU, a participant will receive one share of Common Stock (and cash in lieu of fractional shares) as soon as practicable following the earlier of: (i) a participant’s termination of employment or directorship or (ii) the expiration of the deferral period elected by the participant, provided that if a participant’s employment or directorship is terminated for any reason other than due to death, ‘‘disability’’, or a ‘‘change in control’’ or a termination of the RSU Plan, each vested matching RSU in a participant’s account will be distributed twelve months after such termination.

If a participant engages in ‘‘detrimental activity’’ (as defined in the RSU Plans) while employed or serving as a director, or during a period commencing on the participant’s termination date and ending one year following the date that a participant terminates employment or a directorship: (i) the participant will forfeit vested and unvested matching RSUs to the extent not yet paid to a participant and (ii) the Company may recover from such participant, the value of any shares of Common Stock that were distributed under the applicable RSU Plan attributable to such matching RSUs, valued at the greater of the ‘‘fair market value’’ on the date the participant received payment under such RSU Plan or the date that the participant engaged in ‘‘detrimental activity.’’

The Company has the right to amend or terminate the RSU Plans at any time, by action of its Board of Directors or its Compensation Committee, provided that no such action will adversely affect a participant’s rights under such RSU Plan with respect to RSUs purchased or awarded and vested before the date of such action. No amendment will be effective unless approved by the stockholders of the Company if stockholder approval of such amendment is required to comply with any applicable law, regulation or stock exchange rule.

In July 2004, the Board of Directors of the Company, upon the recommendation of the Compensation Committee, adopted, subject to stockholder approval, an amendment to the 1997 Plan as described below to allow for awards based on performance to be deductible under Section 162(m) of the Code. The amendment was approved by stockholders in September 2004. Compliance with the requirements of Section 162 (m) enables the Company to deduct compensation associated with awards under the plan which qualifies as ‘‘performance-based’’ for purposes of Section 162(m) of the Code.

If the Compensation Committee determines, at the time an award is granted to a participant who is then an officer, that such participant is, or is likely to be as of the end of the taxable year in which the Company would ordinarily claim a tax deduction in connection with such award, a covered employee (as defined below), then the Compensation Committee may provide that the distribution of cash, shares or other property pursuant to the 1997 Plan shall be subject to the achievement of one or more objective performance goals established by the Compensation Committee, which shall be based on the attainment of specified levels of one or any variation or combination of the following: revenues, net revenues, cost reductions and savings, operating income, income before taxes, net income, adjusted net income, EBITDA, earnings per share, adjusted earnings per share, operating margins, stock price, working capital measures, return on assets, return on revenues or productivity, return on equity, return on invested capital, cash flow measures, market share, stockholder return or economic value added. In addition, the Compensation Committee may establish as an additional performance measure, the attainment by a participant in the 1997 Plan of one or more personal objectives and/or goals that the Compensation Committee deems appropriate, including but not limited to, implementation of Company policies, negotiations of significant corporate transactions, development of long-term business goals or strategic plans, or exercise of specific areas of managerial responsibility. The Compensation Committee will not have discretion to increase awards over the level determined by application of the performance goal formula(s) and will be required to certify, prior to payment, that the performance goals underlying the awards have been satisfied. The performance goals set by the Compensation Committee may be expressed on an absolute and/or relative basis, may include comparisons with past performance of the Company (including one or more divisions, if any) and/or the current or past performance of other companies. The performance goals shall be set by the Compensation Committee within the time period prescribed by, and shall otherwise comply with, the requirements of Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

The measures used in performance goals set under the 1997 Plan shall be determined in a manner consistent with generally accepted accounting principles (‘‘GAAP’’) and in a manner consistent with the methods of reporting used in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, without regard, however, to special, unusual or non-recurring items or events, items related to the disposal or acquisition of a business, or to changes in accounting principles or law, except as may otherwise be determined by the Compensation Committee. To the extent that any objective performance goals are expressed using any earnings or revenue-based measures that require deviations from GAAP, such deviations will be at the discretion of the Compensation Committee.

Cash Bonus Plan

Under Section 162(m) of the Code, the Company’s Federal income tax deductions for certain compensation paid to designated executives is limited to $1 million per taxable year. Section 162(m) denies to a publicly held corporation, a deduction in determining its taxable income, for ‘‘covered compensation’’ in excess of $1 million paid in any taxable year to those individuals who, at the end of the taxable year, are ‘‘covered employees’’ (defined to mean the Company’s Chief Executive Officer and employees whose total compensation for the taxable year is required to be reported to stockholders under the Exchange Act). ‘‘Covered compensation’’ does not include amounts payable upon the attainment of performance goals established by a committee of outside directors if the material terms of the performance goals are approved by the stockholders.

In July 2004, the Board of Directors of the Company, upon the recommendation of the Compensation Committee, adopted, subject to stockholder approval, the Finlay Enterprises, Inc. 2004 Cash Bonus Plan (the ‘‘Cash Bonus Plan’’) so as to qualify bonuses paid under the Cash Bonus Plan as ‘‘performance-based’’ for purposes of Section 162(m) of the Code. The Cash Bonus Plan is intended to provide annual incentives to certain senior executive officers in a manner designed to reinforce the Company’s performance goals, to link a significant portion of participants' compensation to the achievement of such goals, and to continue to attract, motivate and retain key executives on a competitive basis, while seeking to preserve for the benefit of the Company, to the extent practicable, the associated Federal income tax deduction for payments of qualified ‘‘performance-based’’ compensation. The Cash Bonus Plan was approved by stockholders in September 2004. Under the Cash Bonus Plan, the Compensation Committee may pay cash bonuses which qualify as performance-based compensation under the Code.

The participants in the Cash Bonus Plan will be those key executives who are designated by the Compensation Committee to participate in the Cash Bonus Plan from time to time. The Compensation Committee reserves the right to establish alternative incentive compensation arrangements for otherwise eligible executives if it determines that it would be in the best interests of the Company and its stockholders to do so, even if the result is a loss of deductibility for certain compensation payments.

Specific performance goals for participating executives will be selected from among the business criteria described below. These goals are established for each participant by the Compensation Committee prior to the 91st day of each performance period, but no later than the expiration of the first 25% of a performance period having a duration of less than one year for determining the participant's business criteria target.

Under the Cash Bonus Plan, the Compensation Committee sets one or more objective performance goals for each participant, which shall be based on the attainment of specified levels of one or any variation or combination of the following: revenues, net revenues, cost reductions and savings, operating income, income before taxes, net income, EBITDA, adjusted net income, earnings per share, adjusted earnings per share, operating margins, stock price, working capital measures, return on assets, return on revenues or productivity, return on equity, return on invested capital, cash flow measures, market share, stockholder return or economic value added. In addition, the Compensation Committee may establish as an additional performance measure, the attainment by a participant in the Cash Bonus Plan, of one or more personal objectives and/or goals that the Compensation Committee deems appropriate, including, but not limited to, implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Company, or the exercise of specific areas of managerial responsibility. The Compensation Committee will not have discretion to increase bonus amounts over the level determined by application of the performance goal formula(s) and will be required to certify, prior to payment, that the performance goals underlying the bonus payments have been satisfied. The performance goals set by the Compensation Committee may be expressed on an absolute and/or relative basis, and may include comparisons with the past performance of the Company (including one or more divisions thereof, if any) and/or the current or past performance of other companies.

The measures used in performance goals set under the Cash Bonus Plan shall be determined in a manner consistent with GAAP and in a manner consistent with those methods of reporting used in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, without regard, however, to special, unusual or non-recurring items or events, items related to the disposal or acquisition of a business or to changes in accounting principles or law, except as may otherwise be determined by the Compensation Committee. To the extent that any objective performance goals are expressed using any earnings or revenue-based measures that require deviations from GAAP, such deviations will be at the discretion of the Compensation Committee.

In general, the benefits under the Cash Bonus Plan will consist of a cash bonus payable to participants, provided the performance goals established by the Compensation Committee are met (and, if met, the extent to which such goals are met). The bonus opportunity for each participant under the Cash Bonus Plan for each performance period, will be related by a specific formula to the participant's base salary at the start of such performance period, provided that the maximum bonus paid under the plan to any individual in respect of any fiscal year shall not exceed $2 million.

The Cash Bonus Plan will be administered by the Compensation Committee, which at all times shall be composed solely of at least two directors who are ‘‘outside directors’’ within the meaning of Section 162(m). All determinations of the Compensation Committee with respect to the Cash Bonus Plan will be in its discretion and be binding. The expenses of administering the Cash Bonus Plan will be borne by the Company.

The Board of Directors may at any time terminate or suspend the Cash Bonus Plan or revise it in any respect, provided that (i) no amendment shall be made which would cause bonuses payable under the plan to fail to qualify for the exemption from the limitations of Section 162(m) of the Code and (ii) no such action shall adversely affect a participant's rights under the Cash Bonus Plan with respect to bonus arrangements agreed to by the Company and the participant, pursuant to a written agreement or otherwise, before the date of such action, without the consent of the participant.

Key Employee Severance Pay Plan

In June 2005, the Board of Directors of the Company, upon the recommendation of the Compensation Committee, approved the Finlay Key Employee Special Severance Pay Plan (the ‘‘Severance Plan’’), which provides for the payment of severance pay to designated key employees who are permanently and involuntarily terminated solely as a result of a merger of May Department Stores with and into Federated Department Stores, Inc. The severance pay for each such key employee is equal to (i) one year's base salary at his or her then-current rate for key employees in ‘‘Class I’’, and (ii) one year's base salary at his or her then-current rate plus one year's bonus (calculated by averaging the annual bonus thereof over the prior three fiscal years) for key employees in ‘‘Class II’’. Individuals with employment contracts which provide for severance will not be eligible to receive benefits under the Severance Plan.

Option/SAR Grants in 2005/Long-Term Incentive Plan Awards in 2005

Except for RSUs, there were no options granted or stock appreciation rights issued, or any long-term incentive plan awards, by the Company in 2005 to the Named Executive Officers.

Certain Information Concerning Stock Options/SARs

The following table sets forth certain information with respect to stock options exercised in 2005 as well as the value of stock options at the fiscal year end. No stock appreciation rights were exercised during 2005.

Aggregated Option/SAR Exercises in 2005 and Fiscal Year-End Option SAR Value

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at Year-End Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at Year-End ($) Exercisable/Unexercisable (1)(2)
Arthur E. Reiner	—	$—	440,000/20,000	$ 91,200/45,600
Joseph M. Melvin	—	$—	118,600/ 9,000	$ 62,640/20,520
Leslie A. Philip	10,000	$94,700	126,667/10,000	$ 78,000/22,800
Edward J. Stein	—	$—	64,667/ 3,000	$ 51,840/ 6,840
Joyce Manning Magrini	—	$—	12,000/ 3,000	$ 15,960/ 6,840
Bruce E. Zurlnick	—	$—	35,000/ 3,000	$ 36,000/ 6,840

(1)	The value of Unexercised In-the-Money Options/SARs represents the aggregate amount of the excess of $9.33, the closing price for a share of Common Stock at year-end, over the relevant exercise price of all ‘‘in-the-money’’ options.

(2)	The options granted under the 1997 Plan generally vest over periods of up to five years. Other vesting schedules have also been utilized by the Company.

Employment and Other Agreements and Change of Control Arrangements

In 2004, the Company entered into an employment agreement with Mr. Reiner. Pursuant to the employment agreement, Mr. Reiner will continue to serve as Chairman, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of Finlay Jewelry for a period commencing on January 30, 2005 and ending on January 31, 2009, unless earlier terminated in accordance with the provisions of the employment agreement. The employment agreement provides for the payment of an annual base salary of $1,005,000. In addition to his annual base salary, Mr. Reiner is entitled to receive cash incentive compensation (‘‘Cash Incentive Compensation’’) and stock incentive compensation (‘‘Stock Incentive Compensation’’ and collectively with the Cash Incentive Compensation, the ‘‘Incentive Compensation’’) based on the attainment of financial objectives developed by senior management and approved by the Company’s Board of Directors.

The target amount of Cash Incentive Compensation shall be based on the base salary for such year and, if EBITA (as defined in the employment agreement) in any fiscal year is 80% of the Target Level (as defined in the employment agreement) for such fiscal year, the Cash Incentive Compensation shall be 33.333% of the Target Cash Incentive Amount (as defined in the employment agreement). If EBITA exceeds 80% of the Target Level, the percentage of the Target Cash Incentive Amount payable in respect of such fiscal year shall increase 3.333% for each percentage point by which EBITA in such fiscal year exceeds 80% of the Target Level. If EBITA levels exceed 100% of the target, the Cash Incentive Compensation can exceed the base salary.

Additionally, the maximum amount of Stock Incentive Compensation payable in respect of any fiscal year during the employment term shall be that number of restricted shares of Common Stock of the Company (‘‘Restricted Stock’’) having an aggregate fair market value (as defined) nearest to $400,000 (‘‘Target Stock Incentive Amount’’), with the actual amount to be based on whether the specified EBITA levels are met for such year, except that for 2006, the aggregate maximum value is $200,000. If EBITA in any fiscal year is 80% of the Target Level for such fiscal year, the Stock Incentive Compensation payable in respect of such fiscal year shall be 33.333% of the Target Stock Incentive Amount. If EBITA exceeds 80% of the Target Level, the percentage of the Target Stock Incentive Amount payable in respect of such fiscal year shall increase 3.333% for each percentage point by which EBITA in such fiscal year exceeds 80% of the Target Level. Mr. Reiner shall also be entitled to receive, for each fiscal year during the employment term, in addition to the Stock Incentive Compensation, shares of Restricted Stock having an aggregate market value (as defined) nearest to $500,000 (‘‘Restricted Stock Time-Based Bonus’’). Under the employment agreement, Mr. Reiner is also entitled to certain insurance and other ancillary benefits.

If, at the scheduled, or under specified circumstances, earlier expiration of the employment term, Mr. Reiner and the Company cannot agree upon the terms to continue Mr. Reiner's employment, or if his employment is terminated without ‘‘cause’’ or by Mr. Reiner for ‘‘good reason’’ (as such terms are defined in the employment agreement), he would be entitled to receive, in addition to other payments and benefits under the employment agreement, a severance payment in an amount equal to one year's base salary plus the amount of Cash Incentive Compensation for the most recently completed fiscal year, which shall not be less than one year's base salary (‘‘Severance Amount’’).

Mr. Reiner's employment agreement provides that if his employment is terminated prior to a ‘‘change of control’’ (as defined in the employment agreement) either by the Company without ‘‘cause’’ or by Mr. Reiner for ‘‘good reason,’’ Mr. Reiner will continue to receive his base salary for the balance of the term and Incentive Compensation (calculated as though 110% of the Target Level were achieved) as if such termination had not occurred. Mr. Reiner will also be entitled to receive, on the date of termination, all of the Restricted Stock Time-Based Bonus, plus the Severance Amount and insurance and other benefits.

In the event Mr. Reiner's employment is terminated by the Company without ‘‘cause’’ or by Mr. Reiner for ‘‘good reason’’ and coincident with or following a ‘‘change of control,’’ Mr. Reiner shall be entitled to a lump sum payment equal to 299% of his ‘‘base amount’’ (as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986), subject to certain restrictions, and all of the Restricted Stock issuable under the terms of the employment agreement. In the event that Mr. Reiner voluntarily terminates his employment within one year following a ‘‘change of control’’ in connection with which the acquirer did not expressly assume Mr. Reiner's agreement and extend its term so the unexpired portion is not less than three years, or otherwise offers Mr. Reiner a contract on terms no less favorable than those provided under the agreement providing for a term of at least three years, he will be entitled to a payment equal to 299% of the ‘‘base amount.’’

In June 2005, the Board of Directors of the Company upon the recommendation of the Compensation Committee approved employment agreements between (i) Finlay Jewelry and Joseph M. Melvin, Executive Vice President and Chief Operating Officer of the Company and President and Chief Operating Officer of Finlay Jewelry, (ii) Finlay Merchandising & Buying, Inc., a wholly-owned subsidiary of Finlay Jewelry (‘‘FM&B’’) and Leslie A. Philip, Executive Vice President and Chief Merchandising Officer of the Company and Finlay Jewelry and (iii) Finlay Jewelry and Joyce Manning Magrini, Executive Vice President — Administration of Finlay Jewelry.

Each of the employment agreements has a term of three years unless earlier terminated in accordance with the provisions of the employment agreements. Mr. Melvin will receive an annual base salary of $452,056, Ms. Philip will receive annual base salary of $471,690 and Ms. Magrini will receive annual base salary of $325,000. In addition to annual base salary, each of the executives will be entitled to receive an annual bonus based on the attainment of financial goals. Each employment agreement also provides that the executive shall receive, in the event he or she is employed by Finlay Jewelry or FM&B, on June 30, 2008, a special bonus equal to 50% of the executive's then-current base salary.

If an executive is terminated without good cause (as defined in the employment agreements), the executive shall be entitled to receive, subject to satisfaction of specified conditions, a lump sum severance payment in an amount equal to the greater of (i) the executive’s base salary at the then-current rate through June 30, 2008, or (ii) one year's base salary at the then-current rate plus one year's bonus (calculated by averaging the annual bonus to the executive over the prior three fiscal years).

In March 2006, Finlay Jewelry entered into employment agreements with each of (i) Bruce E. Zurlnick, Senior Vice President, Chief Financial Officer and Treasurer of the Company and Finlay Jewelry and (ii) Edward J. Stein, Senior Vice President and Director of Stores of Finlay Jewelry.

The agreement with Mr. Zurlnick provides for his continued employment as Senior Vice President, Chief Financial Officer and Treasurer, for a term ending February 28, 2009 unless earlier terminated in accordance with the provisions of the employment agreement. Mr. Zurlnick will receive annual base salary at the rate of $310,000. In addition, Mr. Zurlnick will be entitled to receive an annual bonus based on the attainment of financial goals. The agreement with Mr. Zurlnick also provides that he shall receive, in the event he is employed by Finlay Jewelry on February 28, 2009, a special bonus equal to 50% of his then-current base salary. If Mr. Zurlnick is terminated without good cause (as defined in his agreement), he shall be entitled to receive, subject to satisfaction of specified conditions, a lump sum severance payment in an amount equal to the greater of (i) his base salary at the then-current rate through February 28, 2009 or (ii) one year’s base salary at the then-current rate plus one year’s bonus (calculated by averaging the annual bonus to him over the prior three fiscal years).

The agreement with Mr. Stein provides for him to continue as an employee at-will of Finlay Jewelry. Mr. Stein will receive annual base salary at the rate of $390,056. In addition, Mr. Stein will be entitled to receive an annual bonus based on the attainment of financial goals. The agreement with Mr. Stein also provides that in the event he is employed by Finlay Jewelry on January 31, 2009 and Finlay Jewelry terminates his employment solely by virtue of the failure to renew Finlay Jewelry’s license agreement dated as of July 26, 2001 with Macy’s Central, Inc., as amended, for a period of more than one fiscal year from its current expiration date of January 31, 2009, he shall, subject to satisfaction of specified conditions (and offsets for income from other activities), be entitled to receive, as severance pay, the sum of $595,420 payable as follows: (i) $297,710 (plus interest) due six months after termination and (ii) beginning with the seventh calendar month thereafter, six monthly installments of $49,618.33 each. The agreement with Mr. Stein requires Finlay Jewelry to pay all expenses associated with the relocation of his primary residence to southern California in the event his employment is terminated on or before January 31, 2009 for specified reasons, in accordance with Finlay Jewelry’s current relocation policy for executives.

For information relating to the awards of restricted stock in October 2003, April 2004 and April 2005, under the 1997 Plan to Mr. Melvin, Ms. Philip, Mr. Stein, Ms. Magrini and Mr. Zurlnick, which stock will be issued in September 2007, April 2006 and April 2008, respectively, (or an earlier vesting date under certain circumstances, including a change of control (as defined in such plan) provided the respective officers are then employed by Finlay Jewelry, see — ‘‘Security Ownership of Certain Beneficial Owners and Management’’.

Indemnification Agreements with Directors and Executive Officers

Finlay has entered into indemnification agreements which require, among other things, that Finlay indemnify the directors and executive officers who are parties to such agreements against certain liabilities and associated expenses arising from their service as directors and executive officers of Finlay and reimburse certain related legal and other expenses. For a complete description of these agreements, see ‘‘Certain Transactions — Certain Other Transactions.’’

Compensation Committee Report on Executive Compensation

The Compensation Committee consists of Norman S. Matthews, Michael Goldstein. John D. Kerin and Ellen R. Levine, each of whom is an independent director under the applicable Nasdaq listing standards. For the purposes of this section, the Compensation Committee will be referred to herein as the ‘‘Committee.’’

Executive Compensation Philosophy.    Our program is designed to:

•	Incentivize executives to achieve the Company’s business and operational goals by linking a substantial portion of compensation with the Company’s overall performance.

•	Provide a competitive level of compensation and benefits necessary to attract and retain qualified executives.

•	Establish meaningful levels of share ownership so as to align the objectives of executives with the long-term interests of the Company’s stockholders.

The Company’s current executive compensation program is a mix of short-term and long-term incentives and consists of base salary, the potential for annual cash incentive compensation in the form of performance bonuses, long-term incentive compensation in the form of stock options and other restricted stock grants, the ability to participate in the Company’s Executive Deferred Compensation and Stock Purchase Plan, and various supplemental executive benefits.

Base Salaries.    It is the Committee’s objective to maintain base salaries that are reflective of the individual executive’s experience, responsibility level and current and historical performance, and that are competitive with salary levels of executives at other companies engaged in the same or similar lines of business with revenues in a range comparable to those of the Company. The Committee monitors the salaries of all Senior Vice Presidents and above annually and makes annual adjustments as it deems necessary and appropriate.

Cash Bonuses.    The Committee believes that cash incentive compensation should reflect annual operating performance. Target bonuses are established by executive levels for each fiscal year.

Long Term Incentives.    The Committee believes that stock-based compensation arrangements are beneficial in linking the interests of management and the Company’s stockholders over the long-term. The principal vehicle for awarding stock-based compensation has been the 1993 and 1997 Long Term Incentive Plans. The Board of Directors believes that the Company’s future success may depend on its ability to maintain a competitive position in attracting, retaining and motivating key personnel and directors through the use of stock-based awards. Accordingly, it introduced the Director Deferred Compensation and Stock Purchase Plan and the Executive Deferred Compensation and Stock Purchase Plan in 2004. The Board of Directors has adopted, subject to the approval of the Company’s stockholders, an amendment to the 1997 Plan pursuant to which the maximum number of shares available for issuance thereunder will be increased from 1,850,000 to 2,125,000. See ‘‘Proposal No. 2 — Amendment of the 1997 Long Term Incentive Plan.’’

Compensation of the Chief Executive Officer.    On January 30, 1996, Mr. Reiner was elected Chief Executive Officer of the Company. His compensation will continue to be governed by the terms of his employment agreement described above.

Compensation Deduction Limitation.    Section 162(m) of the Code limits to $1 million per year the federal income tax deduction available to a public company for compensation paid to its chief executive officer and its four other highest paid executive officers, unless that compensation qualifies for certain ‘‘performance-based’’ exceptions provided for in that section of the Code. The Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Committee deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

THE COMPENSATION COMMITTEE Norman S. Matthews, Chairman Michael Goldstein John D. Kerin Ellen R. Levine

Stock Performance Graph

The following graph charts, on an annual basis, the total stockholders’ return over the period from February 3, 2001 to January 28, 2006 with respect to the Company’s Common Stock as compared to the Nasdaq Stock Market (U.S.) Index, the Dow Jones US General Retailers Index and the S&P Department Stores Index for the same period. The Company has paid no dividends with respect to its Common Stock during the period.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG FINLAY ENTERPRISES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
THE DOW JONES US GENERAL RETAILERS INDEX AND THE
 S&P DEPARTMENT STORES INDEX

		Cumulative Total Return ($)
		Feb. 3, 2001	Feb. 2, 2002	Feb. 1, 2003	Jan. 31, 2004	Jan. 29, 2005	Jan. 28, 2006
Finlay Enterprises, Inc.	FNLY	100.00	80.49	108.23	121.68	139.49	76.55
Nasdaq Stock Market (U.S.)	NAS	100.00	71.64	49.90	77.79	77.83	87.71
S & P Department Stores	RSD	100.00	104.38	74.77	101.72	109.78	114.88
Dow Jones US General	OTS	100.00	109.57	73.69	100.49	120.75	136.94
Retailers

*	Assumes $100 invested on February 3, 2001 in the Company’s Common Stock or in one of the foregoing indices, including reinvestment of dividends. Indices calculated on month-end basis.

CERTAIN TRANSACTIONS

Stockholders’ Agreement

Certain members of management (the ‘‘Management Stockholders’’), directors and employees holding options to purchase Common Stock or RSUs, certain private investors and the Company are parties to the Stockholders’ Agreement, which sets forth certain rights and obligations of the parties with respect to the Common Stock (including certain ‘‘come along’’ and ‘‘take along’’ rights relating to sales of Common Stock) and corporate governance of the Company. The Stockholders’ Agreement provides that the parties thereto must vote their shares in favor of certain directors who are nominated by Mr. Cornstein and Mr. Reiner. Mr. Cornstein is his own director designee and Mr. Reiner is his own director designee.

Registration Rights Agreement

A registration rights agreement, dated as of May 26, 1993, as amended, (the ‘‘Registration Rights Agreement’’) with the Company, grants certain registration rights to certain Management Stockholders and other investors. Management Stockholders may demand registration under certain circumstances. In addition, under the Registration Rights Agreement, if the Company proposes to register shares of Common Stock under the Securities Act of 1933, as amended (the ‘‘Securities Act’’), then each party to the Registration Rights Agreement will have the right, subject to certain restrictions, priorities and exceptions to request that the Company register his/her shares of Common Stock in connection with such registration. Under the Registration Rights Agreement, the parties agreed to indemnify each other for certain liabilities in connection with any registration of shares subject to the Registration Rights Agreement.

Stock Repurchases

There were no repurchases of equity securities by us during the fourth quarter of 2005.

As of January 28, 2006, and from inception of our stock repurchase program, which expired in September 2005, we repurchased a total of 2,207,904 shares for $27.4 million.

Certain Other Transactions

Finlay has entered into indemnification agreements which require, among other things, that Finlay indemnify directors and officers who are parties to such agreements against certain liabilities and associated expenses arising from their service as directors and officers of Finlay and reimburse certain related legal and other expenses. In the event of a Change of Control (as defined therein), Finlay will, upon request by an indemnitee under his or her agreements, create and fund a trust for the benefit of such indemnitee sufficient to satisfy reasonably anticipated claims for indemnification. Finlay also covers all directors and officers under a directors and officers liability policy maintained by Finlay in such amounts as the Board of Directors of the Company finds reasonable. Although the indemnification agreements offer coverage similar to the provisions in the Company's Restated Certificate of Incorporation and the Delaware General Corporation Law, they provide greater assurance to directors and officers that indemnification will be available because, as contracts, they cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to eliminate the rights they provide.

For information relating to certain transactions involving members of management or others, see ‘‘Employment and Other Agreements and Change of Control Arrangements’’ under the caption ‘‘Executive Compensation’’.

Any transactions between the Company and/or Finlay Jewelry and the officers, directors and affiliates thereof will be on terms no less favorable to the Company and Finlay Jewelry than can be obtained from unaffiliated third parties, and any material transactions with such persons will be approved by a majority of the disinterested directors of the Company or Finlay Jewelry, as the case may be.

Codes of Ethics

The Company has adopted Codes of Ethics that apply to all of its directors and employees including, without limitation, the Company’s principal executive officer, its principal financial officer and all of its employees performing financial or accounting functions. The Company’s Codes of Ethics are posted on its website, www.finlayenterprises.com, under the heading ‘‘Governance’’ in satisfaction of the disclosure requirement of Regulation S-K. The Company will provide to any person, without charge, upon request addressed to the Corporate Secretary at the Company, 529 Fifth Avenue, New York, NY 10017, a copy of the Codes of Ethics.

Shareholder Communications

The Board of Directors of the Company has implemented a process whereby stockholders may send communications to the Board’s attention. Any stockholder desiring to communicate with the Board, or one or more specific members thereof, should communicate in a writing addressed to Board of Directors, Finlay Enterprises, Inc., c/o Bonni G. Davis, Esq., Corporate Secretary, 529 Fifth Avenue, New York, New York 10017. All such communications will be forwarded to the intended recipient(s) except that solicitations or other matters unrelated to the Company may not be forwarded at the discretion of the Corporate Secretary. Stockholders should clearly specify in each communication, the name of the individual director or group of Directors to whom the communication is addressed. Please refer to the Company’s website for any changes in this process.

PROPOSAL NO. 2
Amendment of the 1997 Long Term Incentive Plan

On March 6, 1997, the Board of Directors of the Company adopted the 1997 Plan, which was approved by the Company’s stockholders on June 19, 1997. Increases in the number of shares available for issuance thereunder were approved by the Company’s stockholders on June 22, 1998 and on June 22, 2000. The purpose of the 1997 Plan is to provide an incentive and reward for those executive officers, directors, key employees, consultants and other persons who are in a position to contribute substantially to the progress and success of the Company, to closely align the interests of such employees and other persons with the interests of the stockholders of the Company by linking benefits to stock performance and to retain the services of such persons, as well as to attract new key employees. In furtherance of that purpose, the 1997 Plan authorizes the grant, subject to applicable law, to executives, directors, key employees, consultants and other persons who are deemed to render significant services to the Company or its subsidiaries of stock options, stock appreciation rights, limited stock appreciation rights, restricted stock, performance awards or any combination thereof.

Pursuant to the 1997 Plan as currently in effect, the Company is authorized to grant awards covering an aggregate of 1,850,000 shares of Common Stock. The Board of Directors of the Company has adopted, and recommends that the stockholders of the Company approve, the adoption of an amendment to the 1997 Plan to increase by 275,000 shares the number of shares of Common Stock available for awards under the 1997 Plan. A copy of the 1997 Plan, as amended by the Board of Directors, is attached hereto as Annex B.

Reasons for and Principal Effects of the Proposal

As of May 5, 2006, 294,494 shares have been issued to date in connection with exercises of options granted under the 1997 Plan, 232,031 shares have been issued to date in connection with restricted stock arrangements, 876 shares have been issued to date in connection with awards under the Executive Plan. Moreover 902,215 shares are reserved for issuance upon exercise of currently outstanding options and 414,212 shares are reserved for issuance in connection with purchases and awards under the Executive Plan and the Director Plan and awards of restricted stock. The remaining 6,172 shares of Common Stock are available for future grants under the 1997 Plan. As the Compensation Committee believes that the Company’s stock-based performance compensation arrangements are beneficial in aligning management’s interest with those of the Company’s stockholders over the long term, the Board has adopted, and recommends that the stockholders approve, the adoption of an amendment to the 1997 Plan providing for the increase in the number of shares of Common Stock which may be issued upon exercise of awards granted thereunder from 1,850,000 shares to 2,125,000 shares. If the amendment is approved, the executive officers, directors, key employees, consultants and other persons who are eligible to participate in the 1997 Plan could receive, in the aggregate, an additional 275,000 shares of Common Stock. For fiscal 2005, awards granted under the 1997 Plan include (i) 76,031 shares issued in connection with restricted stock arrangements; (ii) 185,644 shares reserved for issuance in connection with purchases and awards under the Executive Plan and the Director Plan and awards of restricted stock; and (iii) 13,000 shares reserved for issuance upon exercise of stock options. For information regarding these grants, please see ‘‘Summary Compensation Table’’ and ‘‘Certain Information Concerning Stock Options/SARS’’ above. Future grants of awards under the 1997 Plan, if any, will be made to persons eligible to participate in the 1997 Plan. The amounts of such future awards to be granted and to whom they will be granted is not known. Of the awards granted in 2005, no awards were granted subject to the proposed amendment of the 1997 Plan described above. As of May 5, 2006, the closing price of the Company’s Common Stock was $9.66.

If the stockholders do not ratify the Amendment, the maximum number of shares issuable under the 1997 Plan will remain at 1,850,000 shares.

Summary of the 1997 Plan

The following summary of the 1997 Plan, as currently in effect, does not purport to be complete, and is subject to, and qualified in its entirety by, reference to the full text of the 1997 Plan set forth as Annex B to this Proxy Statement, as proposed to be amended.

Shares Reserved for Issuance.    Subject to anti-dilution adjustments as provided in the 1997 Plan a total of 1,850,000 shares of Common Stock have been reserved for issuance. If approved, the proposed Amendment would increase the number of shares of Common Stock that could be delivered to participants in connection with awards under the 1997 Plan to 2,125,000.

Participation.    Executive officers, key employees, directors, consultants and other persons who are deemed to render significant services to the Company or its subsidiaries are eligible to participate in the 1997 Plan. The shares of Common Stock that may be issued or used under the RSU Plans (as defined above in ‘‘Executive Compensation — Long-Term Incentive Plans’’) are funded solely from shares of Common Stock available for issuance under the 1997 Plan and the 1993 Plan (as defined above in ‘‘Executive Compensation — Long-Term Incentive Plans’’). Accordingly, the maximum number of shares of Common Stock that may be issued or used for reference purposes under the RSU Plans may not exceed the maximum number of shares of Common Stock available for issuance under the 1997 Plan and the 1993 Plan. Purchases and awards under the RSU Plans constitute a ‘‘Stock Award’’ under the Incentive

Plans (as defined above in ‘‘Executive Compensation — Long-Term Incentive Plans’’), including the 1997 Plan, and will count against the share limit specified in the 1997 Plan.

Administration.    The 1997 Plan is administered by the Compensation Committees of the Company and Finlay Jewelry. The Compensation Committees may grant any of the following: (i) stock options; (ii) stock appreciation rights in tandem with stock options; (iii) limited stock appreciation rights in tandem with stock options; (iv) restricted or nonrestricted stock awards, including purchases and awards under the Company’s RSU Plans, subject to such terms and conditions as the Company’s Compensation Committee shall determine; (v) performance units which are based upon attainment of performance goals during a period of not less than two nor more than five years and which may be settled in cash or in Common Stock in the discretion of the Company’s Compensation Committee; or (vi) any combination of the foregoing. The 1997 Plan provides, however, that no participant may be granted, during any fiscal year, options or other awards relating to more than 200,000 shares of Common Stock. The Company’s Compensation Committee will determine, among other things, the participants in the 1997 Plan, the amounts to be awarded to each participant in the 1997 Plan and the form, manner of payment, exercise price, conditions, time and terms of payments under the 1997 Plan.

Types of Awards Under the 1997 Plan.

Stock Options. Options granted under the 1997 Plan may be either Incentive Options or Non-incentive Options (‘‘Non-incentive Options’’). The price at which shares covered by an option may be purchased pursuant thereto shall be determined by the Compensation Committee, but shall be no less than the par value of such shares and, in the case of Incentive Options, no less than 100% of the Market Value (as defined in the 1997 Plan) of such shares on the date of grant; provided, however, that in the case of Incentive Options, if the optionee directly or indirectly beneficially owns more than 10% of the total combined voting power of all of the outstanding voting stock of the employer corporation (or a parent or subsidiary of such corporation within the meaning of Section 424(d) of the Code) (a ‘‘Ten-Percent Holder’’), the exercise price per share shall not be less than 110% of the Market Value of the Common Stock on the date of grant. The purchase price of shares issuable upon exercise of any option may be paid (i) in cash, (ii) to the extent authorized by the Compensation Committee, by delivery of shares of Common Stock having an aggregate Market Value on the date of exercise equal to the exercise price of the option, (iii) to the extent authorized by the Compensation Committee, by having the Company withhold a number of shares from the exercise having a Market Value equal to the exercise price, (iv) by delivery of any other property acceptable to the Company or (v) by a combination thereof.

Under the 1997 Plan, the aggregate Market Value of the stock with respect to which Incentive Options are first exercisable by any employee during any calendar year under the 1997 Plan and all other stock option plans of the Company shall not exceed $100,000. To the extent the Market Value of the stock with respect to which such Incentive Options exceeds $100,000, such options shall be treated as Non-incentive Options.

The 1997 Plan provides that options may be exercised within a period not exceeding ten years after the date of grant, except that the term of any Incentive Option granted to a Ten-Percent Holder may not exceed five years from the date of grant. Options are non-transferable except by will or by the laws of descent and distribution, and during a participant's lifetime are exercisable only by him or her. In addition, pursuant to the 1997 Plan, various limitations may apply to the exercise of options by optionees whose employment is terminated on retirement, disability or otherwise.

The Company’s grants typically contain transfer and certain other restrictions and utilize a variety of vesting schedules. In addition, (i) if an optionee’s employment is terminated for cause, such optionee’s options will terminate immediately, (ii) if an optionee’s employment is terminated due to death, ‘‘disability’’ or ‘‘retirement’’ (each as defined in the 1997 Plan), such optionee’s options become fully vested and exercisable for a specific period following termination and (iii) if an optionee’s employment is terminated for any other reason, such optionee’s options remain exercisable to the extent vested for a specific period following termination.

Stock Appreciation Rights. The 1997 Plan provides for the granting of stock appreciation rights (‘‘SARs’’) in connection with an option granted under the 1997 Plan, either at the time of grant of such option or at any time thereafter during the term of the option. Upon exercise of SARs, the holder thereof shall be entitled to receive, at the option of the Company, either (i) cash in an amount equal to the excess of the Market Value of a share of Common Stock on the date of such exercise over the exercise price of the related option, multiplied by the number of shares of Common Stock in respect of which the SARs are exercised (the ‘‘Settlement Amount’’) or (ii) such number of shares of Common Stock as shall be determined by dividing the Settlement Amount by the Market Value of a share of Common Stock on the date of exercise of the SARs. To the extent any SAR has been exercised, the related option shall no longer be exercisable, and the exercise of an option shall cancel the related SAR.

Limited Stock Appreciation Rights. The Compensation Committee is authorized, in connection with any option granted under the 1997 Plan, to grant the holder of such option, either at the time of the grant of such option or at any time thereafter during the term of such option, a limited stock appreciation right (‘‘LSAR’’) entitling the holder to receive, within 30 days following a Change in Control (as defined in the 1997 Plan) of the Company, an amount in cash equal to the difference between the exercise price of the option and the Market Value of the Common Stock on the date of exercise of the LSAR. The LSAR will only be exercisable to the extent the related option is exercisable and will terminate if and when the option is exercised.

Stock Awards. The Compensation Committee is authorized under the 1997 Plan to grant stock awards, which may be in the form of either (i) restricted stock, which may not be sold or otherwise disposed of until certain restrictions imposed by the Compensation Committee have lapsed, or (ii) shares which are not subject to any restrictions on sale or disposition. In the event the holder of restricted stock ceases to be employed by the Company during the applicable restrictive period, restricted stock that is at the time subject to restrictions shall be forfeited. Except as otherwise provided by the Compensation Committee at the time of grant, a holder of restricted stock shall have all the rights of a stockholder including, without limitation, the right to vote restricted stock and the right to receive dividends thereon.

Performance Units. The 1997 Plan permits the Compensation Committee to grant performance units, which shall be based on the attainment of performance goals set by the Compensation Committee, which shall include (i) return on equity, (ii) operating income, (iii) earnings and (iv) return on invested capital. The Compensation Committee shall establish a dollar value for each performance unit, the performance goals to be attained, the performance period for the attainment of such goals (which shall be not less than two nor more than five fiscal years of the Company), the various percentages of the performance unit value to be paid upon the attainment, in whole or in part, of the performance goals, and such other conditions and restrictions as the Compensation Committee deems appropriate. Payment of performance units shall be made either in cash in the amount of the dollar value of the performance unit or in Common Stock having a Market Value at the time such award is paid equal to such dollar amount. Performance units are not transferable other than by will or by the laws of descent and distribution, and during a participant's lifetime, payments made in respect thereof shall be made only to the participant.

Section 162(m) of the Code.    In July 2004, the Board of Directors of the Company, upon the recommendation of the Compensation Committee, adopted, subject to stockholder approval, an amendment to the 1997 Plan as described below to allow for awards based on performance to be deductible under Section 162(m) of the Code. The amendment was approved by stockholders in

September 2004. Compliance with the requirements of Section 162 (m) enables the Company to deduct compensation associated with awards under the plan which qualifies as ‘‘performance-based’’ for purposes of Section 162(m) of the Code. A more detailed discussion of the Section 162(m) as it relates to the 1997 Plan is contained in ‘‘Executive Compensation — Long-Term Incentive Plans’’ above.

Amendment and Termination.    The 1997 Plan may be amended or terminated by the Board of Directors at any time, but no such termination or amendment may, without the consent of a participant, adversely affect the participant's rights with respect to previously granted awards.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE 1997 PLAN

THE FOLLOWING INFORMATION IS NOT INTENDED TO BE A COMPLETE DISCUSSION OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE 1997 PLAN AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE INTERNAL REVENUE CODE, AND THE REGULATIONS ADOPTED PURSUANT THERETO. THE PROVISIONS OF THE INTERNAL REVENUE CODE DESCRIBED IN THIS SECTION INCLUDE CURRENT TAX LAW ONLY AND DO NOT REFLECT ANY PROPOSALS TO REVISE CURRENT TAX LAW. AN OPTIONEE WHO ACQUIRES SHARES OF COMMON STOCK UNDER THE 1997 PLAN SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO HIS OR HER INDIVIDUAL TAX POSITION AND THE EFFECT OF ANY LEGISLATIVE REVISIONS ON SUCH POSITION.

OPTIONEES SUBJECT TO TAXES IMPOSED BY STATE, LOCAL AND OTHER TAXING AUTHORITIES, INCLUDING FOREIGN GOVERNMENTS, SHOULD CONSULT WITH THEIR OWN ATTORNEYS OR TAX ADVISORS REGARDING THE TAX CONSEQUENCES THEREUNDER.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO PERSONS SUBJECT TO POTENTIAL LIABILITY UNDER SECTION 16(b) OF THE EXCHANGE ACT AND THE RULES THEREUNDER MAY BE DIFFERENT THAN THE U.S. FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO PERSONS WHO ARE NOT SUBJECT TO SECTION 16(b) OF THE SECURITIES EXCHANGE ACT OF 1934. PERSONS SUBJECT TO SECTION 16(b) SHOULD CONSULT THEIR OWN TAX ADVISORS FOR MORE SPECIFIC INFORMATION.

Generally, under existing federal tax law, the Company will be entitled to federal income tax deductions with respect to Non-qualified stock options, stock appreciation rights, restricted stock, performance units or limited appreciation rights awarded under the 1997 Plan, at or following the time that taxable income is realized by a participant with respect to such Awards. Generally, income will be realized by a participant upon the exercise of non-qualified stock options and at the time cash or stock is delivered to a participant in the 1997 Plan in respect of the other types of Awards, except that, in the case of restricted stock, income will be realized at the time the stock is no longer subject to substantial risk of forfeiture.

Generally, a participant who is granted an incentive stock option will not realize taxable income by reason of the grant or the exercise of an incentive stock option, although the exercise of an incentive stock option may subject the optionee to the alternative minimum tax. If an optionee exercises an incentive stock option and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares, will be taxable to the optionee as long-term capital gain, and the Company will not be entitled to any deduction. If an optionee disposes of the shares within two years from the date of grant or one year from the date of exercise (a ‘‘disqualifying disposition’’), the optionee generally will realize ordinary income in the year of disposition and the Company will receive a corresponding deduction in an amount equal to the excess of (1) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (2) the option price. Any additional gain realized on the disposition will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss. It is possible, however, for the Company to receive a deduction with respect to an incentive stock option if the participant disposes of the stock before satisfying the applicable holding period rules. As described in greater detail below, no deduction is allowed to the Company for nonperformance-based compensation Awards in excess of Section 162(m) limits that is paid to certain executive officers named in the Company’s proxy statement for the fiscal year the deduction would otherwise have been available.

Limitation on the Company’s Deduction

Section 162(m) of the Code will generally limit the Company’s federal income tax deduction for compensation paid in any year to its Chief Executive Officer and its four highest paid executive officers to $1,000,000, to the extent that such compensation is not ‘‘performance based.’’ Under Treasury regulations, a stock option will, in general, qualify as ‘‘performance based’’ compensation if it (i) has an exercise price of not less than the fair market value of the underlying stock on the date of grant, (ii) is granted under a plan that limits the number of shares for which stock options may be granted to an employee during a specified period, which plan is approved by a majority of the stockholders entitled to vote thereon, and (iii) is granted and administered by a compensation committee consisting solely of at least two outside directors (as defined in Section 162(m)). If a stock option to an executive referred to above is not ‘‘performance based’’, the amount that would otherwise be deductible by the Company in respect of such stock option will be disallowed to the extent that the executive’s aggregate non-performance based compensation paid in the relevant year exceeds $1,000,000. The maximum number of options or other awards relating to shares of Common Stock, subject to adjustment, is 200,000 per fiscal year. The aggregate market value of the of the shares of Common Stock with respect to which Incentive Options are first exercisable by any employee may not exceed $100,000. The foregoing provisions will be construed in a manner consistent with Section 162(m). Performance awards that are intended to qualify as performance-based for purposes of Section 162(m) of the Code other than a stock option or SAR, will be construed to the maximum extent permitted by law in a manner consistent with qualifying the award for the performance-based compensation exception under Section 162(m) of the Code.

Options to purchase Common Stock, restricted stock and RSUs have been granted to employees and non-employee directors under various stock-based compensation plans. The following table summarizes the number of stock options issued, shares of restricted stock and RSUs awarded, the weighted-average exercise price and the number of securities remaining to be issued under all outstanding equity compensation plans as of January 28, 2006.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,397,414	$12.79	224,577
Equity compensation plans not approved
by security holders	—	—	—
Total	1,397,414	$12.79	224,577

(1)	Awards are permitted under the plans in the form of (i) stock options; (ii) stock appreciation rights in tandem with stock options; (iii) limited stock appreciation rights in tandem with stock options; (iv) restricted or nonrestricted stock awards, including purchases and awards under the RSU Plans, subject to such terms and conditions as the Compensation Committee shall determine; (v) performance units which are based upon attainment of performance goals during a period of not less than two nor more than five years and which may be settled in cash or in Common Stock in the discretion of our Compensation Committee; or (vi) any combination of the foregoing.

(2)	As of January 28, 2006, an aggregate of 156,000 shares of restricted stock have been issued under the 1997 Plan. Pursuant to awards made in October 2003, April 2004 and April 2005 under the 1997 Plan, an additional 31,250, 32,500 and 48,300 shares, respectively, of restricted stock will be issued to certain of our executive officers on September 30, 2007, April 30, 2006 and April 30, 2008, respectively (or an earlier vesting date under certain circumstances, provided the respective officers are then employed by us).

In April 2003, the Board of Directors adopted the Executive Deferred Compensation and Stock Purchase Plan and the Director Deferred Compensation and Stock Purchase Plan, which was approved by our stockholders on June 19, 2003 (the ‘‘RSU Plans’’). Under the RSU Plans, key executives and our non-employee directors as directed by our Compensation Committee, are eligible to acquire restricted stock units (‘‘RSUs’’). An RSU is a unit of measurement equivalent to one share of common stock, but with none of the attendant rights of a stockholder of a share of common stock. Two types of RSUs are awarded under the RSU Plans: (i) participant RSUs, where a plan participant may elect to defer, in the case of an executive employee, a portion of his or her actual or target bonus, and in the case of a non-employee director, his or her retainer fees and Committee chairmanship fees, and receive RSUs in lieu thereof and (ii) matching RSUs, where the Company will credit a participant’s plan account with one matching RSU for each participant RSU that a participant elects to purchase. While participant RSUs are fully vested at all times, matching RSUs are subject to vesting and forfeiture as set forth in the RSU Plans. At the time of distribution under the RSU Plans, RSUs are converted into actual shares of Common Stock. As of May 5, 2006, 336,274 RSUs have been awarded under the RSU Plans.

Vote Required for Approval

Approval of the amendment to the 1997 Plan requires the affirmative vote of a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

Recommendation of the Board of Directors

The Company’s Board of Directors recommends a vote FOR Proposal No. 2.

STOCKHOLDER PROPOSALS

Stockholder proposals appropriate for consideration at the Company’s annual meeting of stockholders to be held in 2007 must be received by the Company at 529 Fifth Avenue, New York, New York 10017, Attention: Secretary, in proper form and in accordance with the applicable regulations of the Commission, by January 19, 2007 to be included in the proxy statement and form of proxy relating to that meeting. If a stockholder submits a proposal after the January 19, 2007 deadline but still wishes to present the proposal at the annual meeting to be held in 2007, the proposal must be received by the Secretary of the Company no later than April 4, 2007, in proper form and in accordance with the applicable regulations of the Commission.

OTHER INFORMATION

The cost of soliciting proxies will be borne by the Company. Following the original mailing of proxy soliciting material, regular employees of the Company may solicit proxies by mail, telephone, telegraph and personal interview. Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries which are record holders of the Company’s stock to forward proxy soliciting material and annual reports to the beneficial owners of such stock, and the Company will reimburse such record holders for their reasonable expenses incurred in providing such services. As of the date of this Proxy Statement, the Company has not retained the services of a proxy solicitor to assist in the solicitation of proxies; however, the Company may determine prior to the date of the annual meeting to retain a proxy solicitor, in which case the Company anticipates that the cost of doing so will not exceed $20,000.

A copy of the Company’s Annual Report for the fiscal year ended January 28, 2006, which includes the Company’s Annual Report on Form 10-K, is enclosed.

The Board of Directors is aware of no other matters that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

By Order of the Board of Directors.
Bonni G. Davis Vice President, Secretary and General Counsel

Dated:	New York, New York May 19, 2006

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ANNEX A

FINLAY ENTERPRISES, INC.
AND
FINLAY FINE JEWELRY CORPORATION
AUDIT COMMITTEE CHARTER

I.	STATEMENT OF POLICY

The principal function of the audit committee is to assist the Board of Directors in fulfilling its oversight responsibilities to the stockholders and the investment community relating to corporate accounting and auditing of the Company's financial statements by its independent public accountants, the reporting practices of the Company and the quality and integrity of the Company’s financial reports. The committee shall provide support for management’s efforts to enhance the quality of the Company’s system of internal controls and shall work to provide an open avenue of communication among the Company’s independent public accountants, financial and senior management and the Board of Directors.

While the committee has the responsibilities and powers set forth in this charter, it is not the duty of the committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete, accurate, and in accordance with generally accepted accounting principles. These are the responsibilities of Company management and/or the independent auditor. Likewise, it is not the duty of the committee to assure compliance with laws and regulations or the Company’s corporate policies.

II.	COMPOSITION AND TERM

The committee shall be comprised of three or more directors who are ‘‘independent’’ (as that term is defined by the Securities and Exchange Commission (the ‘‘SEC’’) and the National Association of Securities Dealers, Inc. (the ‘‘NASD’’) on behalf of the Nasdaq Stock Market) of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, may interfere with the exercise of independent judgment as a committee member.

The committee members shall be appointed by the Board of Directors, upon the recommendation of the Nominating & Corporate Governance Committee of the Board of Directors, for one-year terms or until their successors have been duly appointed and qualified. The chairperson shall be designated by the Board of Directors.

Each committee member shall have a working familiarity with basic finance and accounting practices, and at least one member shall be a ‘‘financial expert’’ as defined by the SEC and the NASD.

III.	MEETINGS

The committee shall meet at least four times per year or more frequently as circumstances require. The committee shall report to the full Board of Directors at the first Board meeting following each committee meeting.

As part of its job to foster open communication, the committee shall meet at least quarterly with senior management, the chief internal auditor and the independent public accountants in separate executive sessions to discuss any matters that the committee or any of these groups believe should be discussed privately.

IV.	AUTHORITY AND RESPONSIBILITIES

The committee has the sole authority and responsibility to select, evaluate and where appropriate, replace the independent public accountants, and shall approve all audit engagement fees and terms and all non-audit engagements with the independent public accountants. The committee shall consult with senior management, but shall not delegate these responsibilities. The independent public accountants are accountable to the Board of Directors and the committee.

To fulfill its responsibilities, the committee shall:

With respect to the independent auditors:

1.	Be directly responsible for the appointment, compensation and oversight of the work of the independent public accountants (including resolution of disagreements between management and the independent public accountants regarding financial reporting) for the purpose of preparing its audit report or related work.

2.	Have the sole authority to review in advance, and grant any appropriate pre-approvals, of (a) all auditing services to be provided by the independent public accountants and (b) all non-audit services to be provided by the independent public accountants as permitted by Section 10A of the Securities Exchange Act, and in connection therewith to approve all fees and other terms of engagement. The committee shall also review and approve disclosures required to be included in Securities and Exchange Commission periodic reports filed under Section 13(a) of the Securities Exchange Act with respect to non-audit services.

3.	Review on an annual basis the performance of the independent public accountants.

4.	Ensure that the independent public accountants submit to the committee on an annual basis a written statement consistent with Independent Standards Board Standard No. 1, discuss with the independent public accountants any disclosed relationships or services that may impact the objectivity and independence of the independent public accountants and satisfy itself as to the independent public accountants' independence.

5.	At least annually, obtain and review an annual report from the independent public accountants describing (a) the independent public accountants' internal quality control procedures and (b) any material issues raised by the most recent internal quality control review, or peer review, of the independent public accountants, or by any inquiry or investigation by governmental or professional authorities, within the proceeding five years, respecting one or more independent audits carried out by the independent public accountants, and any steps taken to deal with any such issues.

6.	Confirm that the lead audit partner and the audit partner responsible for reviewing the audit, has not performed audit services for the Company for each of the five previous fiscal years.

7.	Review all reports required to be submitted by the independent public accountants to the committee under Section 10A of the Securities Exchange Act.

8.	Review the scope and plan of the work to be done by the independent public accountants.

With respect to the annual financial statements:

9.	Review and discuss with management, the internal audit group and the independent public accountants as appropriate, the Company's annual audited financial statements, including disclosures made in ‘‘Management's Discussion and Analysis of Financial Condition and Results of Operations.’’

10.	Discuss with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.

11.	Recommend to the Board of Directors, if appropriate, that the Company's annual audited financial statements be included in the Company's annual report on Form 10-K for filing with the Securities and Exchange Commission.

12.	Prepare the report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement and any other reports of the Committee required by applicable securities laws or stock exchange listing requirements or rules.

With respect to quarterly financial statements:

13.	Review and discuss with management, the internal audit group and the independent public accountants as appropriate, the Company's quarterly financial statements, including disclosures made in ‘‘Management's Discussion and Analysis of Financial Condition and Results of Operations’’ and the independent public accountant's review of the quarterly financial statements, prior to submission to stockholders, any governmental body, any stock exchange or the public.

Periodic Reviews:

14.	Periodically review separately with each of management, the independent public accountants and internal audit group (a) any significant disagreement between management and the independent public accountants or the internal audit group in connection with the preparation of the financial statements, (b) any difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and (c) management's response to each.

15.	Periodically discuss with the independent public accountants without management being present, (a) their judgments about the quality and appropriateness of the Company's accounting principles and financial disclosure practices as applied in its financial reporting and (b) the completeness and accuracy of the Company's financial statements.

16.	Consider and approve, if appropriate, significant changes to the Company's accounting principles and financial disclosure practices as suggested by the independent auditors, management or the internal audit group. Review with the independent auditors, management and the internal audit group, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.

17.	Review and discuss with management, the internal audit group, the independent public accountants and the Company's in-house and outside counsel, as appropriate, any legal,

regulatory or compliance matters that could have a significant impact on the Company's financial statements, including applicable changes in accounting standards or rules.

Discussions with management

18.	Review and discuss with management the Company's earnings press releases, including the use of ‘‘pro forma’’ or ‘‘adjusted’’ non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

19.	Review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

20.	Review and discuss with management the Company's major risk exposures and the steps management has taken to monitor, control, and manage such exposures, including the Company's risk assessment and risk management guidelines and policies.

With respect to the internal audit function and internal controls:

21.	Review and approve the appointment and replacement of the Company's internal auditor.

22.	Review, based upon the recommendation of the independent public accountants and the internal auditor, the scope and plan of the work to be done by the internal audit group.

23.	Review on an annual basis the performance of the internal audit group.

24.	In consultation with the independent auditors and the internal audit group, review the adequacy of the Company's internal control structure and procedures designed to ensure compliance with laws and regulations, and discuss the responsibilities, budget and staffing needs of the internal audit group.

25.	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

26.	Review (i) the internal control report prepared by management, including management's assessment of the effectiveness of the Company's internal control structure and procedures for financial reporting and (ii) the independent public accountant's attestation, and report, on the assessment made by management.

Other:

27.	Review and approve all related-party transactions.

28.	Approve (a) any change or waiver in the code of ethics for senior financial officers and (b) any disclosure made on Form 8-K regarding such change or waiver.

29.	Approve the Company's hiring of employees or former employees of the independent public accountants which shall be in accordance with applicable law and listing standards.

30.	Review and reassess the adequacy of this Charter annually and recommend to the Board of Directors any changes deemed appropriate by the committee.

31.	Review its own performance annually.

32.	Perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the committee or the Board of Directors deems necessary or appropriate.

V.	RESOURCES

The committee shall have the authority to retain independent legal, accounting and other consultants to advise the committee. The committee may request any officer or employee of the Company or the Company's outside counsel or independent public accountants to attend a meeting of the committee or to meet with any members of, or consultants to, the committee.

The committee shall determine the extent of funding necessary for payment of compensation to the independent public accountants for the purpose of rendering or issuing the annual audit report and to any independent legal, accounting and other consultants retained to advise the committee.

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ANNEX B

FINLAY ENTERPRISES, INC.
1997 LONG TERM INCENTIVE PLAN

1. Purpose of the Plan

The purpose of the 1997 Long Term Incentive Plan is to promote the interests of Finlay Enterprises, Inc. (the ‘‘Corporation’’) and its stockholders by providing an incentive and reward for executive officers, directors, key employees, consultants and other persons who are in a position to contribute substantially    to the progress and success of the Corporation and its subsidiaries and thereby encourage such persons to seek such results; to closely align the interests of such employees and other persons with the interests of stockholders of the Corporation by linking rewards hereunder to stock performance; to retain in the Corporation and its subsidiaries the benefits of the services of such persons; and to attract to the service of the Corporation and its subsidiaries new executive officers, directors, key employees, consultants and other such persons of high quality.

2. Definitions

Unless otherwise required by the context, the terms used in this Plan shall have the meanings ascribed to such terms in this Section 2.

‘‘Award’’ shall mean an award granted under the Plan in one of the forms provided in Section 6.

‘‘Beneficiary,’’ as applied to a participant, shall mean a person or entity (including a trust or the estate of the participant) designated in writing by the participant on such forms as the Committee may prescribe to receive benefits under the Plan in the event of the death of the participant; provided, however, that if, at the death of a participant, there shall not be any living person or entity in existence so designated, the term ‘‘beneficiary’’ shall mean the legal representative of the participant's estate.

‘‘Board’’ or ‘‘Board of Directors’’ shall mean the Board of Directors of the Corporation.

‘‘Code’’ shall mean the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations and proposed regulations thereunder and successor provisions and regulations thereto.

‘‘Committee’’ shall mean the Compensation Committee of the Board of Directors, and/or any other committee or subcommittee the Board may appoint to administer the Plan as provided herein. A Committee composed solely of two or more members of the Board who meet (i) the definition of ‘‘outside director’’ under Section 162(m) of the Code, (ii) the definition of ‘‘non-employee director’’ under Section 16 of the Exchange Act and (iii) any similar or successor laws hereinafter enacted, shall administer the Plan with respect to participants who are Covered Employees or who are subject to Section 16 of the Exchange Act at the time of the relevant Committee action; provided, however, that if, at any time, no Committee shall be in office, then the functions of the Committee specified in this Plan shall be exercised by the Board or by any other committee appointed by the Board.

‘‘Common Stock’’ shall mean the Common Stock of the Corporation, $.01 par value, or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 8.

‘‘Covered Employee’’ shall mean any employee of the Corporation or any of its Subsidiaries who is deemed to be a ‘‘covered employee’’ within the meaning of Section 162(m) of the Code.

‘‘Detrimental Activity’’ shall mean any activity by a participant or former participant in the Plan that is determined by the Executive Committee of the Corporation in its sole discretion to be deleterious to the interests of the Corporation or any Subsidiary.

‘‘Disability’’ shall mean the permanent and total disability as defined by Section 22(e)(3) of the Code.

‘‘Exchange Act’’ shall mean the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act shall be deemed to include the rules and regulations thereunder and successor provisions and rules and regulations thereto.

‘‘Incentive Stock Option’’ shall mean any stock option designated as, and qualified as, an ‘‘incentive stock option’’ within the meaning of Section 422 of the Code.

‘‘Limited Stock Appreciation Right’’ shall mean a right granted pursuant to paragraph 6.6 to receive cash based on the increase in Market Value of the shares of Common Stock subject to such right in the limited circumstances set forth therein.

‘‘Market Value’’, as applied to any date, shall mean the volume weighted average trading price of the Common Stock on the principal national securities exchange or the Nasdaq National Market, as the case may be, on which such stock is listed and traded for such date or, if there is no sale on that date, then on the last preceding date on which a sale was reported. If the Common Stock is not quoted or listed on an exchange or on the Nasdaq National Market, or representative quotes are not otherwise available, the Market Value shall mean the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Common Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

‘‘Non-Employee Director’’ shall mean a member of the Board who is not an employee of the Corporation or any of its Subsidiaries.

‘‘Nonqualified Stock Option’’ shall mean an Option that is not an Incentive Stock Option.

‘‘Option’’ or ‘‘Stock Option’’ shall mean an option to purchase shares of Common Stock granted pursuant to paragraph 6.3.

‘‘Performance Unit’’ shall mean a contingent right granted pursuant to paragraph 6.5 to receive an award, payable either in cash or in Common Stock, if specific goals prescribed by the Committee are attained.

‘‘Plan’’ shall mean the 1997 Long Term Incentive Plan of the Corporation set forth herein, as such may be amended and supplemented from time to time.

‘‘Restricted Stock’’ shall mean shares of Common Stock issued or transferred subject to restrictions precluding a sale or other disposition for a period of time (other than as specifically may be permitted) and requiring as a condition to retention compliance with any other terms and conditions that may be imposed by the Committee.

‘‘Retirement’’ shall mean the termination of the participant's employment with the Corporation and its Subsidiaries for retirement purposes if such termination occurs on or after his normal retirement date as defined under the Corporation's Retirement Income Plan.

‘‘Rule 16b-3,’’ as applied on a specific date, shall mean Rule 16b-3 of the General Rules and Regulations under the Exchange Act as then in effect or any other provision that may have replaced such Rule and be then in effect.

‘‘Stock Appreciation Right’’ shall mean a right granted pursuant to paragraph 6.4 to receive cash or Common Stock based on the increase in Market Value of the shares of Common Stock subject to such right.

‘‘Stock Award’’ shall mean a form of Award granted pursuant to paragraph 6.2.

‘‘Subsidiary’’ shall mean a corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Corporation.

‘‘Year’’ shall mean the Corporation's then applicable fiscal year.

3. Scope of the Plan; Eligibility

3.1. The Plan shall apply to the Corporation and Subsidiaries other than those specifically excluded by the Board of Directors.

3.2. Awards may be made or granted, subject to applicable law, to executive officers, directors, key employees, consultants and other persons who are deemed to render significant services to the Corporation or its Subsidiaries and/or who are deemed to have the potential to contribute to the future success of the Corporation. The term ‘‘employees’’ shall include officers who are employees of the Corporation or of a Subsidiary, as well as other employees of the Corporation and its Subsidiaries. No Incentive Stock Option shall be granted to any person who is not an employee of the Corporation or a ‘‘subsidiary’’ (as defined in Section 424 of the Code) at the time of grant.

4. Administration

4.1. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have the full power to interpret and administer the Plan, including, but without limiting the generality of the foregoing, determining who shall be participants in the Plan, the amount to be awarded to each participant and the form, manner of payment, conditions, time and terms of payment of Awards. The interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, as well as all actions taken by the Committee, shall be final, binding and conclusive on the Corporation, its stockholders, Subsidiaries, all participants and employees, and upon their respective Beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.

4.2. The Committee may adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it deems necessary to determine participation in the Plan, the form and distribution of benefits thereunder and the proper administration of the Plan, and may amend or revoke any such rule or regulation.

4.3. Unless authority is specifically reserved to the Board of Directors under the terms of the Plan, the Corporation's Certificate of Incorporation or By-laws, or applicable law, the Committee shall have sole discretion in exercising authority under the Plan. The Committee shall select one of its members as its chairman and shall hold meetings at such times and places as it shall deem advisable. Any action of the Committee shall be taken with the approval of a majority of its members present and voting at a meeting duly called and held at which a quorum is present. A majority of the Committee's members shall constitute a quorum. Any action may be taken by a written instrument signed by all members of the Committee and such action shall be fully as effective as if taken by a majority of the members at a meeting duly called and held. The Committee may delegate to officers or managers of the Corporation or any Subsidiary of the Corporation the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 and applicable law.

4.4. Each member of the Committee shall be entitled to rely or act in good faith upon any report or other information furnished to him by any officer or other employee of the Corporation or any Subsidiary, the Corporation's independent certified public accountants, or any executive compensation consultant, legal counsel or other professional retained by the Corporation to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Corporation or a Subsidiary acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or omitted to be taken or made in good faith with respect to the Plan, and such persons shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action, determination or interpretation.

5. Shares Subject to the Plan.

5.1. Subject to adjustment as provided in Section 8 hereof, the total number of shares of Common Stock reserved for delivery to participants in connection with Awards under the Plan shall be 2,125,000. If any shares of Common Stock subject to an Award at or after the effective date of the Plan are forfeited or such Award is settled in cash or otherwise terminates or is settled without delivery of shares of Common Stock to the participant, such number of shares shall be available for new Awards under the Plan.

5.2. No Award (including an Award that may only be settled in cash) may be granted if the number of shares of Common Stock to which such Award relates, when added to the number of shares previously delivered under the Plan and the number of shares to which other then-outstanding Awards relate, exceeds the number of shares of Common Stock deemed available under this Section 5. The Committee may adopt procedures for the counting of shares under this Section 5 to ensure appropriate counting, avoid double counting (in the case of tandem or substitute Awards), and provide for adjustments in any case in which the number of shares actually delivered differs from the number of shares previously counted in connection with an Award. Any shares of Common Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares or treasury shares.

6. Terms of Awards

6.1. Grants of Awards. Awards may be granted, in whole or in part, in one or more following forms:

(a) A Stock Award in accordance with paragraph 6.2;

(b) An Option, in accordance with paragraph 6.3;

(c) A Stock Appreciation Right, in accordance with paragraph 6.4.

(d) A Performance Unit in accordance with paragraph 6.5.

(e) A Limited Stock Appreciation Right in accordance with paragraph 6.6.

6.2. Stock Awards. Awards granted as Stock Awards shall be in the form of an issuance of (i) shares of Restricted Stock or (ii) shares which are not subject to any restrictions on sale or disposition. Such Stock Awards shall contain such terms and conditions as the Committee shall determine, including, with respect to a Stock Award of Restricted Stock, provisions relating to forfeiture of all or any part of the Restricted Stock upon termination of employment prior to expiration of a designated period of time or upon the occurrence of other events; provided, however, that upon the issuance of shares pursuant to a Stock Award of Restricted Stock, the participant shall, with respect to such shares, be and become a stockholder of the Corporation entitled to receive dividends, to vote and to exercise all other rights of a stockholder except to the extent otherwise specifically provided in the Stock Award. The certificate for any shares of Common Stock issued or transferred as Restricted Stock shall either be deposited in escrow or carry an appropriate legend as the Committee shall determine.

6.3. Options. Awards granted as Options shall be subject to the following provisions:

(a) Options granted shall be either Incentive Stock Options Nonqualified Stock Options, as the Committee shall specify at the time the Option is granted.

(b) The price at which shares of Common Stock covered by each Option may be purchased pursuant thereto shall be determined in each case by the Committee, but shall not be less than the par value of such shares or, with respect to Incentive Stock Options, not less than 100% of the Market Value of the Common Stock on the date the Option is granted. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to a participant who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the employer corporation (or a ‘‘parent’’ or ‘‘subsidiary’’ of such corporation within the meaning of Section 424 of the Code) (a ‘‘Ten-Percent Stockholder’’), the exercise price per share shall not be less than one hundred and ten percent (110%) of the Market Value of the Common Stock on the date on which the Option is granted.

(c) Each Option shall expire at such time as the Committee may determine at the time such Option is granted, but not later, in the case of Incentive Stock Options, than ten years (or, in the case of Incentive Stock Options granted to a Ten-Percent Stockholder, not later than five years) from the date such Option is granted. The term of any Nonqualified Stock Option may, with the consent of the holder of the Option, be extended by the Committee at any time prior to the expiration of the Option without further consideration to the Corporation and, except to the extent otherwise provided in the Code, such extension shall not be deemed the grant of a new or additional Option for any purpose under the Plan or otherwise.

(d) Each Option shall first become exercisable at such time or times as the Committee may determine at the time such Option is granted, except that:

(i) In the event the employment of a participant is terminated by reason of Retirement, death or Disability, all unexercised Options shall thereupon, subject to the other provisions below of this paragraph 6.3, become exercisable for the period provided in connection with such termination in paragraph (e); and

(ii) Options granted shall not be affected by any change in the nature of the participant's employment so long as he continues to be employed by the Corporation or a Subsidiary. Approved leaves of absence shall not be considered a termination or interruption of full-time employment for any purpose of the Plan.

(e) The Committee shall determine and set forth in each option agreement governing an Option granted under the Plan rules that specify the period, if any, after termination of employment during which an Option shall be exercisable, provided that in the case of an Incentive Stock Option, such Option shall in no event be exercisable more than ten years (or, in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder, five years) after the date of grant.

(f) Subject to the provisions of paragraphs 6.3(c), (d) and (e), Options may be exercised, in part or in whole, at any time or from time to time during the term of the Option.

(g) An Option shall be considered exercised under the Plan on the date written notice is mailed to the Secretary of the Corporation, postage prepaid, or delivered in person to the Secretary, advising of the exercise of a particular Option and transmitting payment of the Option price for the shares involved, plus any withholding tax required under any federal, state and local statutes; provided, however, that this provision shall not preclude exercise of an Option by any other proper legal method.

(h) Options are not transferable other than by will or by the laws of descent and distribution, and during a participant's lifetime are exercisable only by him.

(i) The Committee may place such conditions on the exercise of Options and on the transferability of shares received on exercise of an Option, in addition to those contained herein, as it shall deem appropriate.

(j) No shares shall be issued or transferred upon exercise of an Option until full payment of the exercise price therefor has been made. Such exercise price may be paid (i) in cash, (ii) to the extent authorized by the Committee, in whole shares of Common Stock owned by the participant prior to exercising the Option, (iii) to the extent authorized by the Committee, by having the Corporation withhold a number of shares from the exercise having a Market Value equal to the exercise price, (iv) by delivery of any other property acceptable to the Corporation or (v) by any combination thereof. Notwithstanding the preceding sentence, the Corporation and the participant may agree upon any other reasonable manner of providing for payment of the exercise price of the Option. For the purpose of such payment, the sum of the Market Value of the shares of Common Stock and any such other property on the date of exercise plus any cash payment shall not be less than the option price of the shares to be issued or transferred. Payments of the exercise price of an Option that are made in the form of Common Stock (which shall be valued at Market Value) may be made by (i) delivery of stock certificates in negotiable form or (ii) unless otherwise determined by the Committee, delivery of the participant's representation that, on the date of exercise, he owns the requisite number of shares and, unless such shares are registered in the participant's name as verified by the records of the Corporation's transfer agent, a representation executed by the participant's brokerage firm or other entity in whose name such shares are registered that on the date of exercise the participant beneficially own requisite number of shares (‘‘Certificateless Exercise’’). Delivery of such a representation pursuant to a Certificate less Exercise shall be treated as the delivery of the specified number of shares of Common Stock; provided, however, that the number of shares issued to the participant upon exercise of the Option shall be reduced by the number of shares specified in the representation.

6.4. Stock Appreciation Rights. Awards granted as Stock Appreciation Rights shall be the subject of the following provisions:

(a) Stock Appreciation Rights may be granted only in connection with an Option (the ‘‘Related Option’’), either at the time of the grant of such Option or at any time thereafter during the term of the Option.

(b) Each Stock Appreciation Right shall provide that the holder thereof may exercise the same by surrendering the Related Option or any portion thereof, to the extent unexercised, and upon such exercise and surrender shall be entitled to receive other cash or shares of Common Stock in the amount determined pursuant to clause (ii) of paragraph 6.4(c). Such Option shall, to the extent so surrendered, thereupon cease to be exercisable.

(c) Stock Appreciation Rights shall be further subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall from time to time approve:

(i) Stock Appreciation Rights shall be exercisable at such time or times and to the extent, but only to the extent, that the Related Option shall be exercisable.

(ii) Upon exercise of Stock Appreciation Rights, the holder thereof shall receive, at the option of the Corporation, either (i) cash in an amount equal to the excess of the Market Value of a share of Common Stock on the date of such exercise over the exercise price per share of Common Stock subject to the Related Option multiplied by the number of shares of Common Stock in respect of which the Stock Appreciation Rights are exercised (the ‘‘Settlement Amount’’) or (ii) such number of shares of Common Stock as shall be determined by dividing the Settlement Amount by the Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Rights.

(d) To the extent that Stock Appreciation Rights shall be exercised, the Related Option shall be deemed to have been exercised for the purpose of the maximum limitation set forth in paragraph 5.1.

(e) Stock Appreciation Rights may be exercised by the form of notice provided for the exercise of an Option under paragraph 6.3(g).

(f) Any provision of this Section 6 to the contrary notwithstanding, no payment or exercise of Stock Appreciation Rights by a participant subject to the Exchange Act shall be made other than in compliance with Rule 16b-3.

(g) Stock Appreciation Rights are not transferable other than by will or the laws of descent and distribution, and during a participant's lifetime are exercisable only by him.

6.5. Performance Units. Awards granted as Performance Units shall be subject to the following provisions:

(a) The performance period for the attainment of the performance goal shall be a cycle of not less than two nor more than five fiscal years of the Corporation, as determined by the Committee. The Committee may establish more than one cycle for any particular Performance Unit.

(b) The Committee shall establish a dollar value for each Performance Unit, the principal and minimum performance goals to be attained in respect of the Performance Unit, the various percentages of the Performance Unit value to be paid out upon the attainment, in whole or in part, of the performance goals and such other Performance Unit terms, conditions and restrictions as the Committee deems appropriate. The business criteria used by the Committee in establishing such performance goals shall include (i) return on equity, (ii) operating income, (iii) earnings and (iv) return on invested capital, and any such performance goals may be modified by the Committee during the course of a performance cycle to take into account changes in conditions that occur. As soon as practicable after the termination of the performance period, the Committee shall determine what, if any, payment is due on the Performance Unit in accordance with the terms thereof.

(c) In the event of a participant's Retirement prior to the expiration of the performance cycle established for any Performance Units he may have been awarded, such units shall, to the extent that they are not fully vested at the time of Retirement, thereupon become fully vested and be payable on expiration of the performance cycle; provided, however, that the percentage of the Performance Unit to be paid out upon the attainment of the performance goals shall be reduced by multiplying that amount by a fraction, the numerator of which is the number of months remaining in the performance cycle following the date of Retirement and the denominator of which is the total number of months in the performance cycle. If a participant's employment with the Corporation and its Subsidiaries shall be terminated for any other reason prior to the expiration of the performance cycle established for any Performance Units he has been awarded, such units shall be canceled automatically unless the Committee, in its sole discretion, and subject to limitations as it may deem advisable, determines to make full or partial payment with respect to such Performance Units, whether at the time of termination, at the expiration of the performance cycle or otherwise. Without limiting the generality of the performance cycle or otherwise. Without limiting the generality of the foregoing, any unpaid portion of a Performance Unit otherwise payable to a terminated participant shall be forfeited if such participant at any time engages in Detrimental Activity. Notwithstanding the foregoing, in the case of Performance Units granted to Covered Employees, this paragraph 6.5(c) shall not be given effect if, as a result thereof, such Performance Units shall lose the protection afforded by Section 162(m) of the Code.

(d) Payment of Performance Units shall be made, at the discretion of the Committee, either in cash in the amount of the dollar value of the Performance Units awarded or in Common Stock having a Market Value at the time such award is paid equal to such dollar amount. Payments made the form of Common Stock shall be charged against the maximum in limitations for shares of Common Stock provided in paragraph 5.1.

(e) Performance Units are not transferable other than by will or by the laws of descent and distribution and during a participant's lifetime payments in respect thereof shall be made only to the participant.

6.6. Limited Stock Appreciation Rights.

Awards granted as Limited Stock Appreciation Rights shall be subject to the following provisions:

(a) A Limited Stock Appreciation Right may be granted only in connection with a Related Option, either at the time of the grant of such Option or at any time thereafter during the term of such Option.

(b) Unless otherwise determined by the Committee, a Limited Stock Appreciation Right may be exercised only during the period (i) beginning on the first day following a Change of Control and

(ii) ending on the thirtieth day (or such other date specified by the Committee at the time of grant of the Limited Stock Appreciation Right) following such date (such period herein referred to as the ‘‘Limited Rights Exercise Period’’). Each Limited Stock Appreciation Right shall be exercisable during the Limited Rights Exercise Period only to the extent the Related Option is then exercisable, and in no event after termination of the Related Option. Limited Stock Appreciation Rights granted under the Plan shall be exercisable in whole or in part in the manner provided for exercise of Stock Appreciation Rights pursuant to paragraph 6.4.

(c) Upon the exercise of Limited Stock Appreciation Rights, the holder shall receive in cash an amount equal to the excess of the Market Value on the date of exercise of each share of Common Stock with respect to which such Limited Stock Appreciation Rights shall have been exercised over the exercise price per share of Common Stock subject to the Related Option, multiplied by the number of shares of Common Stock in respect of which the Limited Stock Appreciation Rights are exercised.

(d) To the extent that Limited Stock Appreciation Rights shall be exercised, the Related Option shall be deemed to have been exercised for the purpose of the maximum limitation set forth in paragraph 5.1.

(e) For purposes of this Section 6.6, a ‘‘Change in Control’’ shall be deemed to have occurred if:

(i) the stockholders of the Corporation shall have approved (A) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, or (C) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation;

(ii) any person (as such term is defined in Sections 13(d)(3) and14(d)(2) of the Exchange Act), corporation or other entity (other than the Corporation or any employee benefit plan sponsored by the Corporation or any Subsidiary) (A) shall have purchased any Common Stock (or securities convertible into the Common Stock) for cash, securities, or any other consideration pursuant to a tender offer, without the prior consent of the Board of Directors, or (B) shall have become the ‘‘beneficial owner’’ (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing fifteen percent (15%) or more of the issued and outstanding Common Stock; or(15%) or more of the issued and outstanding Common Stock; or

(iii) individuals who on the date of the adoption of the Plan constituted the entire Board shall have ceased for any reason to constitute a majority unless the election, or the nomination for election by the Corporation's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office.

6.7. ADDITIONAL CODE SECTION 162(m) PROVISIONS

(a) Notwithstanding any other provision of the Plan if the Committee determines, at the time an Award is granted to a participant who is then an officer, that such participant is, or is likely to be as of the end of the taxable year in which the Corporation would ordinarily claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 6.7 is applicable to such Award.

(b) If an Award is subject to this Section 6.7, then the lapsing of restrictions thereon and the distribution of cash, shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any variation or combination of the following: revenues, net revenues, cost reductions and savings, operating income, income before taxes, net income, adjusted net income, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings per share, adjusted earnings per share, operating margins, stock price, working capital measures, return on assets, return on revenues or productivity, return on equity, return on invested capital, cash flow measures, market share, stockholder return or economic value added. In addition, the Committee may establish as an additional performance measure the attainment by a participant of one or more personal objectives and/or goals that the Committee deems appropriate, including but not limited to implementation of Corporation policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Corporation, or exercise of specific areas of managerial responsibility. The Committee will not have discretion to increase Awards over the level determined by application of the performance goal formula(s) and will be required to certify, prior to payment, that the performance goals underlying the Awards have been satisfied. Each performance goal may be expressed on an absolute and/or relative basis, may include comparisons with past performance of the Corporation (including one or more divisions thereof, if any) and/or the current or past performance of other companies. Each goal shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(c) Except as otherwise provided herein, the measures used in performance goals set under the Plan shall be determined in accordance with generally accepted accounting principles (‘‘GAAP’’) and in a manner consistent with the methods used in the Corporation's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, without regard, however, to any of the following unless otherwise determined by the Committee consistent with the requirements of Section 162(m)(4)(C) of the Code and the regulations thereunder:

(i) all items of gain, loss or expense for the fiscal year that are related to special, unusual or non-recurring items, events or circumstances affecting the Corporation or the financial statements of the Corporation;

(ii) all items of gain, loss or expense for the fiscal year that are related to (A) the disposal of a business or discontinued operations or (B) the operations of any business acquired by the Corporation during the fiscal year; and

(iii) all items of gain, loss or expense for the fiscal year that are related to changes in accounting principles or to changes in applicable law or regulations.

To the extent any objective performance goals are expressed using any earnings or revenue-based measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee.

(d) The Committee may not waive the achievement of the applicable performance goals, except in the case of the death or Disability of the participant, or under such other conditions where such waiver will not jeopardize the treatment of Awards as ‘‘performance-based compensation’’ under Section 162(m) of the Code.

(e) The Committee shall have the power to impose such other restrictions on Awards subject to this Section 6.7 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for ‘‘performance-based compensation’’ within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

7. Limit on Awards.

7.1. Notwithstanding any provision contained herein, the aggregate Market Value of the shares of Common Stock with respect to which Incentive Stock Options are first exercisable by any employee during any calendar year (under all stock option plans of the employee's employer corporation and its ‘‘parent’’ and ‘‘subsidiary’’ corporation within the meaning of Section 424 of the Code) shall not exceed $100,000.

7.2. Notwithstanding any provision contained herein, no participant may be granted under the Plan, during any Year, Options or other Awards relating to more than 200,000 shares of Common Stock, subject to adjustment in accordance with Section 8 hereof. With respect to an Award that may be settled in cash, no participant may be paid in respect of any fiscal year an amount that exceeds the greater of the Market Value of the number of shares of Common Stock set forth in the preceding sentence at the date of grant or at the date of settlement of the Award, provided that this limitation is separate from and not affected by the number of Awards granted during such fiscal year subject to the limitation in the preceding sentence.

8. Adjustments.

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or similar corporate transaction or event, affects the shares of Common Stock such other that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be delivered in connection with Awards, (ii) the number and kind of shares that may be delivered or deliverable in respect of outstanding Awards, (iii) the number of shares with respect to which Awards may be granted to a given participant and (iv) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, that, with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or previously issued Incentive Stock Options to lose their status as such and, with respect to Awards granted to Covered Employees, no such adjustment shall be authorized to the extent that such adjustment would cause such Award to lose the benefits of Section 162(m) of the Code.

9. General Provisions.

9.1. Compliance With Legal and Exchange Requirements. The Corporation shall not be obligated to deliver shares of Common Stock upon the exercise or settlement of any Award or take other actions under the Plan until the Corporation shall have determined that applicable federal and state laws, rules and regulations have been complied with and such approvals of any regulatory or governmental agency have been obtained and contractual obligations to which the Award may be subject have been satisfied. The Corporation, in its discretion, may postpone the issuance or delivery of shares of Common Stock under any Award until completion of such listing or registration or qualification of such shares or other required action under any federal or state law, rule or regulation as the Corporation may consider appropriate, and may require any participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of shares under the Plan.

9.2. Awards Granted to Foreign    Participants. Awards granted to a participant who is subject to the laws of a country other than the United States of America may contain terms and conditions inconsistent with the provisions of the Plan (except those necessary to retain the benefits of Section 162(m) or Section 422 of the Code), or may be granted under such supplemental documents, as required under such laws.

9.3. No Right to Continued Employment. Neither the Plan nor any action taken hereunder shall be construed as creating any contract of employment between the Corporation or any of its Subsidiaries and any employee or otherwise giving any employee the right to be retained in the employ of the Corporation or any of its Subsidiaries, nor shall it interfere in any way with the right of the Corporation or any of its Subsidiaries to terminate any employee's employment at any time.

9.4. Withholding Taxes. In the event that the Corporation or any of its Subsidiaries shall be required to withhold any amounts by reason of any federal, state, or local tax law, rule or regulation by reason of the grant to or exercise by a participant of any Award, the participant shall make available to the Corporation or its Subsidiaries, promptly when required, sufficient funds to meet the Corporation's or Subsidiary's requirement of such withholding, and the Corporation shall be entitled to take such steps as the Committee may deem advisable in order to have such funds available to the Corporation or its Subsidiary at the required time or times. This Committee authority shall include authority to deduct and withhold such required amounts from any other cash payment or payments to be made by the Corporation or its Subsidiaries (including from payroll) to such participant or to withhold or receive shares of Common Stock or other property, on a mandatory basis or at the election of the participant, and to make cash payments in respect thereof in satisfaction of a participant's tax obligations (which may include mandatory withholding obligations and obligations of the participant in excess of such mandatory obligations relating to an Award).

9.5. Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or participants, except that any such action shall be subject to the approval of the Corporation's stockholders if the Committee determines that such approval would be necessary to retain the benefits of Rule 16b-3 (with respect to participants who are subject to Section 16 of the Exchange Act), Section 162(m) of the Code (with respect to Covered Employees) or Section 422 of the Code (with respect to Incentive Stock Options) or if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted or if the Board of Directors otherwise determines to submit any such action to stockholder approval; provided, however, that, without the consent of an affected participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may materially impair the rights of such participant under any Award theretofore granted to him. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted and any Award agreement relating thereto; provided, however, that, without the consent of an affected participant, no such amendment, alteration, suspension, discontinuation or termination of any Award may materially impair the rights of such participant under such Award.

9.6. No Rights to Awards; No Stockholder Rights. Nothing contained in the Plan shall be deemed to give any person eligible to receive an Award hereunder, or any heir, distributee, executor, administrator or personal representative of any such person, any interest or title to any specific property of the

Corporation or any of its Subsidiaries, or any other right against the Corporation or any of its Subsidiaries other than as set forth in the Plan. Neither the establishment of the Plan nor any other action taken now or at any time with regard thereto shall be construed as giving any person whatsoever any legal or equitable right against the Corporation unless such right shall be specifically provided for in the Plan. There is no obligation for uniformity of treatment of participants and employees under the Plan. Except as otherwise provided in Section 6.2 with respect to Restricted Stock, no Award shall confer on any participant any of the rights of a stockholder of the Corporation unless and until shares of Common Stock are duly issued or transferred and delivered to the participant in accordance with the terms of the Award.

9.7. Unfunded Status of Awards. The Plan is intended to constitute an ‘‘unfunded’’ plan for incentive and deferred compensation. With respect to any payments not yet made to a participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such participant any rights that are greater than those of a general creditor of the Corporation.

9.8. Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

9.9. Binding Effect. The provisions of the Plan shall be binding upon the heirs, distributees, executors, administrators and personal representatives of any person participating under the Plan. A person claiming any rights under the Plan as a beneficiary or otherwise through a participant shall be subject to all of the terms and conditions of the Plan and any additional terms and conditions as may be imposed by the Committee.

9.10. No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

9.11. Compliance with Code Section 162(m). In the event it is determined by the Committee prior to the grant of an Award to a Covered Employee that such Award shall constitute ‘‘qualified performance-based compensation’’ within the meaning of Code Section 162(m) of the Code, then, unless otherwise determined by the Committee, if any provision of the Plan or any Award agreement relating to such an Award granted to a Covered Employee does not comply or is inconsistent with the requirements of Section 162(m) of the Code or the regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable to a Covered Employee in connection with any such Award upon attainment of the performance objectives to which such Award is subject.

9.12. Governing Law. The Plan and all related documents shall be governed by, and construed in accordance with, the laws of the State of Delaware (except to the extent provisions of federal law may be applicable). If any provision hereof shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

9.13. Headings. Headings are given to the sections of the Plan solely as a convenience to facilitate reference and neither such headings or numbering or paragraphing shall be deemed in any way material or relevant to the construction of the Plan or any provision thereof.

9.14. Terminology. In order to shorten and improve the understandability of the Plan document by eliminating the repeated use of the phrase ‘‘his or her’’, any masculine terminology herein shall also include the feminine.

9.15. Effective Date; Plan Termination. The Plan shall become effective as of March 6, 1997; provided, however, that the Plan shall have been approved by the affirmative votes of the holders of a majority of voting securities present in person or represented by proxy and entitled to vote at the June 19, 1997 annual meeting of the Corporation's stockholders, or any adjournment thereof, in accordance with applicable provisions of the Delaware General Corporation Law. Any Awards granted under the Plan prior to such approval of stockholders shall not be effective unless stockholder approval is obtained, and, if stockholders fail to approve the Plan as specified hereunder, any previously granted Award shall be forfeited and cancelled. Unless earlier terminated under Section 9.5 hereto, the Plan shall terminate on and no further Awards may be granted under the Plan after March 5, 2007.

PROXY

FINLAY ENTERPRISES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
OF FINLAY ENTERPRISES, INC. FOR THE ANNUAL MEETING
OF STOCKHOLDERS — JUNE 20, 2006

The undersigned hereby appoints ARTHUR E. REINER, JOSEPH M. MELVIN and LESLIE A. PHILIP, and each of them, with power of substitution and resubstitution to each, as the proxies and attorneys of the undersigned to vote, as designated below, all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Finlay Enterprises, Inc. to be held at the Cornell Club, 6 East 44th Street, New York, New York at 9:30 a.m. (local time) on June 20, 2006, and at any adjournment thereof.

1. ELECTION OF DIRECTORS:	FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD APPROVAL to vote for all nominees listed below

David B. Cornstein, John D. Kerin and Arthur E. Reiner

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

2.    APPROVAL OF AN AMENDMENT TO THE COMPANY’S 1997 LONG TERM INCENTIVE PLAN TO INCREASE BY 275,000 THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER:

FOR	AGAINST	ABSTAIN

3.    IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

If no direction is given, this proxy will be voted FOR the election of the nominees set forth in Proposal No. 1 and FOR Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE ELECTION OF THE NOMINEES SET FORTH IN PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2

TO BE VALID, THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:

Signature

Signature

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.